Exhibit 4(a)(3)
RESEARCH, DEVELOPMENT AND
COMMERCIALIZATION AGREEMENT
by and among
AMERICAN HOME PRODUCTS CORPORATION
acting through
AMERICAN HOME PRODUCTS CORPORATION’S
WYETH-AYERST LABORATORIES DIVISION,
and
NEURALAB LIMITED
March 17, 2000
CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

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ASTERISKS (*) DENOTE SUCH OMISSIONS.

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LIST OF EXHIBITS

Exhibit 1.9	AHPC Patent Rights
Exhibit 1.29	Current Clinical Trials
Exhibit 1.41	Elan/Lilly Patent Rights
Exhibit 1.44	Elan Patent Rights
Exhibit 1.56	Elements of Fully Absorbed Standard Costs
Exhibit 4.1.1	R&D Candidates
Exhibit 4.2.2	Annual Research Plan/Annual Development Plan
Exhibit 5.3	Adverse Event Reporting Procedures
Exhibit 10.2(a)	Certain ELAN Patent Rights
Exhibit 10.2(b)	Government Funding - ELAN Patent Rights
Exhibit 10.3(a)	Certain AHPC Patent Rights
Exhibit 10.3(b)	Government Funding - AHPC Patent Rights

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RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
     THIS RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into on this 17th day of March, 2000, by and among American Home Products Corporation, a Delaware corporation, together with Affiliates of American Home Products Corporation, acting through American Home Products Corporation’s Wyeth-Ayerst Laboratories Division (collectively, “AHPC”) and Neuralab Limited, a Bermuda private limited company (“NEURALAB”). AHPC and ELAN (as defined below) may each be referred to herein individually as a “Party” and collectively as the “Parties”.
BACKGROUND
1.	AHPC is engaged in the research, development and commercialization of human pharmaceutical products.

2.	ELAN is the owner of certain patent rights and know-how relating to the use of certain peptide immunogens and antibodies for the treatment and prevention of neurodegenerative conditions in humans associated with b amyloid deposition.

3.	AHPC and ELAN have agreed to collaborate, on the terms and conditions set forth in this Agreement, on the research, development and commercialization of such peptide immunogens and antibodies.
NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. DEFINITIONS.
     1.1. “Ab Peptide” or “Ab”. Ab Peptide or Ab shall mean b amyloid protein *** Approximately 3 lines omitted *** .
     1.2. “Affiliate(s)”. Affiliate(s) shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” shall not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.
     1.3. “AHPC Forecasted Share of Pro-Forma Net Profits”. AHPC Forecasted Share of Pro-Forma Net Profits shall mean, on a Product-by-Product and country by-country basis,           ***          of the Pro-Forma Net Profits, subject to upward adjustment to correspond with any upward adjustment in AHPC Share of Pro-Forma Net Profit as set forth in Article11, forecasted to be obtained from the distribution and sale of such Product in such country during a given calendar year.
     1.4. “AHPC In-License”. AHPC In-License shall mean any agreement between AHPC and any Third Party pursuant to which AHPC Controls those AHPC Patent Rights which claim any R&D Candidate or Product or are used in the Research, Development, Manufacture or Commercialization of any R&D Candidate or Product, provided, however, that the Parties agree not to practice any such AHPC Patent Right in the Research, Development, Manufacture or Commercialization of any R&D Candidate or Product unless and until the JSC has reviewed such agreement and, after consideration of the terms and conditions therein, elected to utilize such AHPC Patent Rights in the Research Development, Manufacture or Commercialization of any R&D Candidate or Product.
     1.5. “AHPC Intellectual Property”. AHPC Intellectual Property shall mean AHPC’s interest in (a) the AHPC Know-How, (b) the AHPC Patent Rights, (c) the Collaboration Know-How, (d) the Collaboration Patent Rights, (e) the Copyrights and (f) the Trademarks.
     1.6. “AHPC Know-How”. AHPC Know-How shall mean Know-How, excluding the Collaboration Know-How, that AHPC Controls as of the Effective Date or that comes into the Control of AHPC during the term of this Agreement.
     1.7. “AHPC Manufacturing Profit”. AHPC Manufacturing Profit shall mean, on a Product-by-Product basis, an amount (such amount not to be less than zero) per unit of such Product to be determined and approved by the JSC at least ninety (90) days prior to the beginning of each calendar year during which such Product is to be delivered to ELAN for supply by ELAN to the Distributing Party for commercial sale hereunder, which amount shall not exceed *** of the AHPC Forecasted Share of Pro-Forma Net Profits to be obtained from the sale of such Product during such calendar year divided by the total number of units of such Product included in the applicable Product Sales Forecast for such calendar year.
     1.8. “AHPC Non-Collaboration Invention”. AHPC Non-Collaboration Invention shall mean a Non-Collaboration Invention Controlled by AHPC.
     1.9. “AHPC Patent Rights”. AHPC Patent Rights shall mean Patent Rights that AHPC Controls as of the Effective Date or that come into the Control of AHPC during the
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

term of this Agreement, which Patent Rights claim any AHPC Prior Invention and/or AHPC Non-Collaboration Invention. Those AHPC Patent Rights known to be existing as of the Effective Date are listed on Exhibit 1.9 attached hereto.
     1.10. “AHPC Pre-tax Profit”. AHPC Pre-tax Profit shall mean, on a Product-by-Product and country-by-country basis, AHPC’s share of the Pro Forma Net Profit from the sale of such Product in such country during a given Calendar Quarter after deduction of any AHPC Manufacturing Profit paid to AHPC in connection with the sale of such Product in such country during such Calendar Quarter.
     1.11. “AHPC Prior Invention”. AHPC Prior Invention shall mean a Prior Invention Controlled by AHPC.
     1.12. “AHPC Share of Pro-Forma Net Profit”. AHPC Share of Pro-Forma Net Profit shall mean, on a Product-by-Product and country-by-country basis and subject to upward adjustment as set forth in Article 11, *** of the Pro-Forma Net Profit obtained from such Product in such country.
     1.13. “Assigned Sales Force Effort”. Assigned Sales Force Effort shall mean the estimated number of Details to be performed by a Party in the Promotion of a Product in a country of the Territory during any Calendar Quarter or calendar year, as applicable, as assigned by the JSC under the then applicable Annual Commercialization Plan and in accordance with Section 6.1.2.
     1.14. “Base Price”. Base Price shall mean, in the case of either Party, on a Product-by-Product basis, the actual cost to acquire such unit of Product, or components thereof, from either the other Party or a Third Party pursuant to Section 5.1, plus its Fully-Absorbed Standard Cost to produce or complete the production, as applicable, of such Product, plus (or minus, as the case may be): (a) such Party’s costs for Product inventory adjustments and losses, (b) any Manufacturing cost variances incurred by such Party and allocable to such Product, (c) amortization of such Party’s new standard costs for such Product, and (d)such Party’s prior period adjustments allocable to such Product. For the sake of clarity, the Base Price for such Product shall be equal to such Party’s Cost of Goods Manufactured for Sale.
     1.15. “Betabloc”. Betabloc shall mean any therapeutic or prophylactic vaccine *** .
     1.16. “Blocking Third Party Intellectual Property”. Blocking Third Party Intellectual Property shall mean, with respect to any country in the Territory, on a country-by-country basis, a valid patent or patent application in such country owned or otherwise controlled by a Third Party, in the absence of a license to which, the Research and/or Development of an R&D
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Candidate and/or the Manufacture and/or Commercialization of a Product would infringe such patent or a patent that issues from such patent application.
          1.17. “Calendar Quarter”. Calendar Quarter shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.
          1.18. “Change of Control”. Change of Control shall mean any of the following: (a) the sale or disposition of all or substantially all of the assets of a Party to a Third Party, (b) the acquisition by a Third Party, other than an employee benefit plan (or related trust) sponsored or maintained by a Party or any of its Affiliates, of more than 50% of such Party’s outstanding shares of voting capital stock, or (c) the merger or consolidation of a Party with or into another corporation, other than, in the case of (b) or (c) of this Section, an acquisition or a merger or consolidation of a Party in which holders of shares of such Party’s voting capital stock immediately prior to the acquisition, merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the acquiring Third Party or the surviving corporation in such merger or consolidation, as the case may be, immediately after the merger or consolidation.
          1.19. “Collaboration Intellectual Property”. Collaboration Intellectual Property shall mean the Collaboration Know-How and the Collaboration Patent Rights.
          1.20. “Collaboration Inventions”. Collaboration Inventions shall mean all Inventions Controlled by either Party, either alone or jointly with the other Party, which Inventions are made (meaning that they are conceived prior to or during the Research Term and experimentation has been initiated in the course of the Research Program) by either Party’s employees, agents or subcontractors in the performance of such Party’s obligations under the Research Program and Development Program or in performing any Post-Approval Research, regardless of whether such Inventions are made solely by such Party’s employees, agents or subcontractors or jointly with the employees, agents or subcontractors of the other Party.
          1.21. “Collaboration Know-How”. Collaboration Know-How shall mean that Know-How that is created or developed by or on behalf of either Party, either alone or jointly with the other Party, in performing its obligations under the Research Program and Development Program or in performing any Post-Approval Research.
          1.22. “Collaboration Patent Rights”. Collaboration Patent Rights shall mean those Patent Rights that claim Collaboration Inventions.
          1.23. “Commercialization”. Commercialization shall mean any and all activities of using, importing, marketing, promoting, distributing, offering for sale and selling a Product in the Field and shall include Promotion. When used as a verb, “Commercialize” shall mean to engage in Commercialization.
          1.24. “Commercially Reasonable Efforts”. Commercially Reasonable Efforts shall mean, in the conduct of the Research Program and the Development Program, those efforts and resources normally used by a Party for a product or compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position of the R&D Candidate or Product, the regulatory environment and status of the R&D Candidate or Product, and other relevant scientific factors. Without limiting the foregoing, Commercially Reasonable Efforts as it applies to the clinical development of R&D Candidates and Products hereunder shall mean adherence to the activities and time lines (to the extent adherence to such activities and time lines is controllable by the Party responsible for performing such activities) set forth in the Global Research and Development Plan prepared by the JSC, as may be amended from time to time based on the results of studies conducted with an R&D Candidate or Product, and regulatory factors. In all other instances, “Commercially Reasonable Efforts” shall mean those efforts and resources normally used by a Party for a product or compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account, without limitation, issues of safety and efficacy, product profile, competitiveness of the marketplace, the proprietary position of the R&D Candidate or Product, the regulatory environment and status of the R&D Candidate or Product, the profitability of the Product and other relevant scientific and commercial factors. Notwithstanding the foregoing, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, such Party shall not be deemed to have failed to use its Commercially Reasonable Efforts in performing such obligations.
          1.25. “Confidential Information”. Confidential Information shall mean, with respect to a Party, all information (and all tangible and intangible embodiments thereof), which is Controlled by such Party, is disclosed by such Party to the other Party pursuant to this Agreement, and is designated as confidential in writing by the disclosing Party whether by letter or by use of an appropriate stamp or legend, prior to or at the time any such information is disclosed by the disclosing Party to the other Party. In addition, any information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the receiving Party a written document or documents describing the information disclosed and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the person(s) to whom such disclosure was made, provided, however, that any technical information disclosed at a meeting of the JSC shall constitute Confidential Information unless otherwise specified. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which, and only to the extent, the receiving Party can establish by written documentation (a) has been publicly known prior to disclosure of such information by the disclosing Party to the receiving Party, (b) has become publicly known, without breach of this Agreement on the part of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party, (c) has been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) has been otherwise known by the receiving Party free of confidentiality obligations to the disclosing Party prior to disclosure of such information by the disclosing Party to the receiving Party, or (e) has been independently developed by employees or others on behalf of the receiving Party without the aid, application or use of such information disclosed by the disclosing Party to the receiving Party.
          1.26. “Control” or “Controlled”. Control or Controlled shall mean with respect to any (a) item of information, including, without limitation, Know-How, or (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party existing before or after the Effective Date.
          1.27. “Copyright”. Copyright shall mean any copyright Controlled by a Party or by both Parties, which copyright pertains to the promotional materials and literature that is selected for use by the JSC in connection with the Promotion of Products in the Territory pursuant to Section 6.1.7.
          1.28. “Cost of Goods Manufactured for Sale”. Cost of Goods Manufactured for Sale shall mean a Party’s actual cost to acquire Product from a Third Party, or its Fully-Absorbed Standard Cost to produce the Product, plus (or minus, as the case may be): (a)the Party’s costs for Product inventory adjustments and losses, (b) any Manufacturing cost variances allocable to such Product, (c) amortization of new standard costs for such Product, and (d) prior period adjustments allocable to such Product.
          1.29. “Current Clinical Trials”. Current Clinical Trials shall mean the clinical trials underway as of the Effective Date, as more fully described in Exhibit 1.29.
          1.30. “Detail”. Detail shall mean a face-to-face meeting between one or more physicians and one or more professional sales representatives, made in compliance with the target market allocation of the JSC under Section 6.1.2 during which a complete Product presentation, as defined from time to time by the JSC, is communicated, which Product presentation is either the first or second product-related information communicated by such professional sales representative during such meeting. When used as a verb, “Detail” shall mean to perform a Detail.
          1.31. “Detail Cost”. Detail Cost shall mean, on a Product-by-Product and country-by country basis, the cost per Detail agreed to by the JSC, which shall be consistent with industry standards for similar types of products (if available), which agreement shall be reached at least ninety (90) days prior to the beginning of each calendar year.
          1.32. “Development”. Development shall mean, on an R&D Candidate-by-R&D Candidate and country-by-country basis, all activities performed by or on behalf of either Party pursuant to the Global Research and Development Plan on such R&D Candidate in the Field from the date on which the JSC designates such R&D Candidate for further pre-clinical development toward IND filing until Regulatory Approval of such R&D Candidate is obtained in such country for the indication under study. Development shall include, without limitation, all activities related to preclinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, quality assurance/quality control, clinical studies, regulatory affairs, statistical analysis and report writing. When used as a verb, “Develop” shall mean to engage in Development.
          1.33. “Distribution Expenses”. Distribution Expenses shall mean a Party’s actual distribution costs (other than those deducted as part of the calculation of Net Sales), warehousing costs and billing, receiving, collection and other miscellaneous costs incurred by the Party as they relate to distribution of the Products.
          1.34. “Effective Date”. Effective Date shall mean the date two (2) business days after the HSR Clearance Date.
          1.35. “ELAN”. ELAN shall mean Neuralab Limited, a Bermuda private limited company, and its Affiliates, which Neuralab Limited designates to carry out its rights and obligations under this Agreement.
          1.36. “ELAN Forecasted Share of Pro Forma Net Profits”. ELAN Forecasted Share of Net Profits shall mean, on a Product-by-Product and country-by-country basis,          ***           of the Pro-Forma Net Profits, subject to downward adjustment to correspond with any downward adjustment in ELAN Share of Pro-Forma Net Profit as set forth in Article11, forecasted to be obtained from the distribution and sale of such Product in such country during a given calendar year.
          1.37. “ELAN In-Licenses”. ELAN In-Licenses shall mean *** Approximately 5 lines omitted *** .
          1.38. “ELAN Intellectual Property”. ELAN Intellectual Property shall mean ELAN’s interest in (a) the ELAN Know-How, (b) the ELAN Patent Rights, (c) the Collaboration Know-How, (d) the Collaboration Patent Rights, (e) the Copyrights and (f) the Trademarks.
          1.39. “ELAN Know-How”. ELAN Know-How shall mean Know-How, excluding the Collaboration Know-How and any Invention claimed in the ELAN/Lilly Patent Rights, that ELAN Controls as of the Effective Date or that comes into the Control of ELAN during the term of this Agreement.
          1.40. “ELAN/Lilly Litigation”. ELAN/Lilly Litigation shall mean ELAN Pharmaceuticals, Inc. and Neuralab Limited v. Eli Lilly and Company, Civil Action No. C 99-04222 WHA, pending in the United States District Court for the Northern District of California — San Francisco Division.
          1.41. “ELAN/Lilly Patent Rights”. ELAN/Lilly Patent Rights shall mean the patent rights listed on Exhibit 1.41 attached hereto as well as any patents and patent applications from which such patent rights claim priority, and all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.
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          1.42. “ELAN Manufacturing Profit”. ELAN Manufacturing Profit shall mean, on a Product-by-Product basis, an amount (such amount not to be less than zero) per unit of such Product to be determined and approved by the JSC at least ninety (90) days prior to the beginning of each calendar year during which such Product is to be delivered to the Distributing Party for commercial sale hereunder, which amount shall not exceed           ***           of the ELAN Forecasted Share of Pro-Forma Net Profits to be obtained from the sale of such Product during such calendar year divided by the total number of units of such Product included in the applicable Product Sales Forecast for such calendar year.
          1.43. “ELAN Non-Collaboration Invention”. ELAN Non-Collaboration Invention shall mean a Non-Collaboration Invention Controlled by ELAN.
          1.44. “ELAN Patent Rights”. ELAN Patent Rights shall mean Patent Rights that ELAN Controls as of the Effective Date or that come into the Control of ELAN during the term of this Agreement, which Patent Rights claim any ELAN Prior Invention and/or ELAN Non-Collaboration Invention. Those ELAN Patent Rights known to be existing as of the Effective Date are listed on Exhibit 1.44 attached hereto.
          1.45. “ELAN Pre-tax Profit”. ELAN Pre-tax Profit shall mean, on a Product-by-Product and country-by-country basis, ELAN’s share of the Pro Forma Net Profit from the sale of such Product in such country during a given Calendar Quarter after deduction of any ELAN Manufacturing Profit paid to ELAN in connection with the sale of such Product in such country during such Calendar Quarter.
          1.46. “ELAN Prior Invention”. ELAN Prior Invention shall mean a Prior Invention Controlled by ELAN, provided, however, that ELAN Prior Invention shall not include any Invention claimed in the ELAN/Lilly Patent Rights.
          1.47. “ELAN Share of Pro-Forma Net Profit”. ELAN Share of Pro-Forma Net Profit shall mean, on a Product-by-Product and country-by-country basis and subject to downward adjustment as set forth in Article 11,           ***           of the Pro Forma Net Profit obtained from such Product in such country.
          1.48. “Enhancing Third Party Intellectual Property”. Enhancing Third Party Intellectual Property shall mean, with respect to any country in the Territory, on a country-by-country basis, a valid patent or patent application in such country owned or otherwise controlled by a Third Party that covers an invention, which if utilized by the Parties under this Agreement would facilitate the Research, Development and/or Manufacture of an R&D Candidate or Product, as the case may be, and/or if included in a Product would materially enhance the commercial value of such Product. For purposes of clarity, Enhancing Third Party Intellectual Property shall not include Blocking Third Party Intellectual Property.
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          1.49. “Entry Into Pivotal Clinical Trials”. Entry Into Pivotal Clinical Trials shall mean, with respect to Betabloc, the earliest point in time when all of the following shall have occurred: (i) the JSC has determined that the Current Clinical Trials have been successfully completed with respect to safety and the absence of need to conduct any additional study prior to pivotal study(ies), and (ii) the FDA has accepted pivotal study protocols; (iii) the JSC has determined that the data expected to be generated under such pivotal study protocols, when taken together with any other completed studies, would be accepted as “fileable” as the basis for Regulatory Approval by the FDA; and (iv) the first dosing of a patient in the pivotal study for which such protocols have been accepted has occurred.
          1.50. “Exchange Product”. Exchange Product shall mean a pharmaceutical product, of AHPC’s sole choosing, which product is Controlled by AHPC and is marketed or, within the one (1) year period following an Exchange Product Offering made to Elan for such product, is expected to be marketed in the United States, provided, however, that Elan shall have no right to require AHPC to designate any particular product as an Exchange Product.
          1.51. “FDA”. FDA shall mean the United States Food and Drug Administration or any successor agency thereto.
          1.52. “FD&C Act”. FD&C Act shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.
          1.53. “Field”. Field shall mean the treatment and/or prevention of neurodegenerative conditions in humans associated with [$]-amyloid deposition, including, without limitation, Alzheimer’s disease (“AD”) *** Approximately 4 lines omitted ***.
          1.54. “First Commercial Sale”. First Commercial Sale shall mean, with respect to any Product and any country of the world, the first sale of such Product under this Agreement, for use in the Field, to a Third Party in such country, after such Product has been granted Regulatory Approval for use in the Field by the competent Regulatory Authorities in such country.
          1.55. “FTE”. FTE shall mean a total of           ***           per year of scientific work on the Research Program carried out by employees of a Party having the appropriate scientific expertise to conduct such activities.
          1.56. “Fully-Absorbed Standard Cost”. Fully-Absorbed Standard Cost shall mean the cost for those items specified in Exhibit 1.56 attached hereto, which costs have been incurred by a Party in Manufacturing and/or distributing Products.
          1.57. “Global Research and Development Plan”. Global Research and Development Plan shall mean the comprehensive plan for the Research and Development of an R&D Candidate which is created and updated periodically by the JSC in accordance with Section
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4.2.1, and designed to generate the preclinical, clinical and regulatory information required for regulatory filings for such R&D Candidate in the Major Market Countries and in such other countries of the Territory where the JSC elects to seek Regulatory Approval for such R&D Candidate.
          1.58. “Good Clinical Practice” or “GCP”. Good Clinical Practice or GCP shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be sold, to the extent such standards are not less stringent than United States GCP.
          1.59. “Good Laboratory Practice” or “GLP”. Good Laboratory Practice or GLP shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be sold, to the extent such standards are not less stringent than United States GLP.
          1.60. “Good Manufacturing Practice” or “GMP”. Good Manufacturing Practice or GMP shall mean the then current standards for manufacturing activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be manufactured or sold, to the extent such standards are not less stringent than United States GMP.
          1.61. “HSR Act”. HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
          1.62. “HSR Clearance Date”. HSR Clearance Date shall mean the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.
          1.63. “Improvement Product”. Improvement Product shall mean any therapeutic and/or preventative pharmaceutical product, other than Betabloc, within the Field that has previously been Developed as an R&D Candidate. Improvement Product shall include, without limitation, *** Approximately 6 lines omitted *** .
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          1.64. “IND”. IND shall mean an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of a Product in human subjects, or an equivalent foreign filing.
          1.65. “Interim Clinical Evaluation” or “ICE”. Interim Clinical Evaluation or ICE shall mean the determination by the JSC that an R&D Candidate, having entered the Development Program, meets JSC criteria with respect to Phase I safety, and, if so designed, initial evidence of efficacy in a Phase I/II study. In addition, in order to meet such criteria for ICE, such R&D Candidate must demonstrate a clinically acceptable side effect profile, and the cost of goods, expected formulation and dosing schedule must remain commercially reasonable in order to warrant further Development.
          1.66. “Invention”. Invention shall mean any discovery or other finding that relates to the Field, to any R&D Candidate and/or Product, the Research and/or Development of any R&D Candidate and/or Product, any method of making an R&D Candidate and/or Product or any method of using an R&D Candidate and/or Product.
          1.67. “Know-How”. Know-How shall mean all Inventions, discoveries, data, information, processes, methods, techniques, materials, technology, results or other know-how, whether or not patentable but which are not generally known, that (a) are Controlled by either Party as of the Effective Date or come into the Control of either Party or of both Parties during the term of this Agreement and (b) relate to the Field, any R&D Candidate and/or Product, the Research and/or Development of any R&D Candidate and/or Product, any method of making any R&D Candidate and/or Product and/or any method of using an R&D Candidate and/or Product.
          1.68. “Lilly”. Lilly shall mean Eli Lilly and Company, an Indiana corporation.
          1.69. *** Approximately 2 lines omitted ***
          1.70. “Manufacture”, “Manufactured” or “Manufacturing”. Manufacture, Manufactured or Manufacturing shall mean all activities involved in the production of an R&D Candidate or Product to be Developed and/or Commercialized under this Agreement.
          1.71. *** Approximately 4 lines omitted ***
          1.72. “Net Sales”. Net Sales shall mean the gross amounts charged for sales of Products by a Party and/or its Sublicensees, as appropriate, to Third Parties, less the sum of (a) and (b) where (a) is a provision for (i) reasonable trade, cash and quantity discounts or rebates (other than price discounts granted at the time of the sale), reasonable service allowances and reasonable broker’s or agent’s commissions, if any, actually allowed or paid, (ii) credits or allowances actually given or made for rejection or return of, previously sold products or for retroactive price reductions (including Medicaid, Medicare, government, commercial and similar
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WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

types of rebates), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount (excluding income and franchise taxes), as adjusted for rebates and refunds, (iv) charges actually incurred for freight and insurance directly related to the distribution of the Product (excluding amounts reimbursed by Third Party customers), (v)reasonable credits or allowances actually given or made for wastage replacement, and (vi) taxes paid by a Party and/or its Sublicensees, as appropriate, to the United States Government or an instrumentality thereof under 42 U.S.C. 300 aa-1 et seq. or other similar legislation, or to a State of the United States or to a government of any other country or portion thereof insuring against liability arising out of the manufacture, use or sale of Products by a Party and/or its Sublicensees; and (b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred for (i), (ii), (iii), (iv), and (v). A “sale” of a Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Product to a Third Party.
          1.73. “Non-Collaboration Invention”. Non-Collaboration Invention of a Party shall mean an Invention Controlled by either Party, which Invention (a) is made by such Party’s employees, agents or subcontractors during the term of this Agreement or otherwise comes into the Control of such Party during the term of this Agreement and (b) is not made in the performance of the Research Program, the Development Program or any Post-Approval Research.
          1.74. “Patent Rights”. Patent Rights shall mean any and all (a) patents, (b)pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications, requests for continued examination, divisions, renewals, and all patents granted thereon, and (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, that (i) are Controlled by either Party as of the Effective Date or come into the Control of either Party or of both Parties during the term of this Agreement and (ii) claim any Invention.
          1.75. “Pivotal Clinical Study”. Pivotal Clinical Study shall mean a pivotal study in patients, conducted in accordance with a protocol approved by the JSC, which protocol is designed to ascertain efficacy and safety of an R&D Candidate for the purpose of preparing and submitting applications for Regulatory Approval to the competent Regulatory Authorities in a country of the world.
          1.76. “Post-Approval Research”. Post-Approval Research shall mean ongoing research and development of a Product, pursuant to this Agreement, after such Product has received Regulatory Approval in a country of the Territory, including, without limitation, Phase IV clinical studies and clinical studies in support of additional indications within the Field or labeling changes for such Product in such country during the term of this Agreement.
          1.77. “Post-Approval Research and Regulatory Expenses”. Post-Approval Research and Regulatory Expenses shall mean those costs incurred, on a Product-by-Product and country-by-country basis, by either Party directly attributable to (a) Post-Approval Research and/or (b) complying with its regulatory reporting obligations in the Territory in accordance with Section 5.3.3 and 5.3.4.

          1.78. “Pre-Marketing Expenses”. Pre-Marketing Expenses shall mean those expenses incurred on a Product-by-Product and country-by-country basis, by either Party, other than R&D Expenses, before Regulatory Approval of the Product in such country, directly attributable to the carrying out of such Party’s obligations under the Commercialization Plan or an Annual Commercialization Plan, as applicable, in preparation for the Commercialization of such Product in such country. Such expenses may include, without limitation, costs incurred for professional education, Product-related public relations, relationships with opinion leaders and professional societies, market research, health care economics studies, and establishment of the supply chain for the distribution and sale of such Product in such country. Such expenses may include both internal expenses incurred by a Party, excluding costs of field sales force personnel (i.e., excluding salaries, bonus, benefits, sales force automation, and personnel expenses — telephone, supplies, postage, meetings, travel and voice mail including all information technology) but including costs of other Product marketing personnel, as well as out-of-pocket expenses paid to Third Parties by a Party at reasonable rates preapproved by the JSC.
          1.79. “Pre-tax Profit”. Pre-tax Profit shall mean on a country-by-country and Product-by-Product basis, the Pro-Forma Net Profit less the AHPC Manufacturing Profit and the ELAN Manufacturing Profit.
          1.80. “Prior Invention”. Prior Invention of a Party shall mean an Invention Controlled by either Party, which Invention is made by the Party’s employees, agents or subcontractors before the Effective Date or which otherwise came into the Control of such Party before the Effective Date.
          1.81. “Product”. Product shall mean Betabloc or an Improvement Product.
          1.82. “Product Sales Forecast”. Product Sales Forecast shall mean, on a Product-by-Product basis, a forecast, to be approved by the JSC no later than ninety (90) days prior to the beginning of each calendar year, of the amount of such Product (excluding Samples) anticipated to be distributed and sold by the Distributing Party, in each country of the Territory, during such calendar year.
          1.83. “Pro-Forma Net Profit”. Pro-Forma Net Profit shall mean, on a Product-by-Product and country-by-country basis, the Net Sales obtained from the sale of such Product in such country less the Cost of Goods Manufactured for Sale, the Third Party License Fees, the Sales and Marketing Expenses, the Assigned Sales Force Adjustment Payment, the Distribution Expenses, the Working Capital Charges and the Post-Approval Research and Regulatory Expenses for such Product.
          1.84. “Promotion”. Promotion shall mean those activities, including, without limitation, Detailing and distributing Samples of a Product, normally undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular Product. When used as a verb, “Promote” shall mean to engage in such activities.
          1.85 “R&D Expenses”. R&D Expenses shall mean, on an R&D Candidate-by-R&D Candidate basis, the expenses (other than Third Party License Fees) of the Parties incurred in performing the Research Program, the Development Program and in obtaining Regulatory Approval for such R&D Candidate pursuant to the Global Research and Development Plan. Payments made under Section 7.1 or 7.2 shall not be R&D Expenses.
          1.86. “Regulatory Approval”. Regulatory Approval shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of BLAs or their foreign equivalents, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of Product(s) in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval shall not be achieved for a Product in a country until any applicable pricing and governmental third party reimbursement approvals (other than those required by Medicaid or Medicare) have also been obtained in such country.
          1.87. “Regulatory Approval Filing”. Regulatory Approval Filing shall mean, on a country by country basis, the submission of an application for Regulatory Approval of a Product to the appropriate Regulatory Authorities in such country and the acceptance, by such Regulatory Authorities, of such application for review.
          1.88. “Regulatory Authority”. Regulatory Authority shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval for a Product.
          1.89. “Research”. Research shall mean, on an R&D Candidate-by-R&D Candidate basis, those preclinical activities undertaken by or on behalf of either Party prior to Development of such R&D Candidate, including, without limitation, medicinal chemistry, immunochemistry, immunology, cell biology, pharmacology, preclinical toxicology, and formulation of such R&D Candidate in the Field.
          1.90. “Research Term”. Research Term shall mean the Initial Research Term and any extensions thereof.
          1.91. “Research and Development Candidate” or “R&D Candidate”. Research and Development Candidate or R&D Candidate shall mean any compound, molecule or macromolecule that the JSC, in accordance with Section 4.1.1, selects or otherwise designates for evaluation under the Research Program and/or the Development Program.
          1.92. “Sales and Marketing Expenses”. Sales and Marketing Expenses shall mean those expenses (other than those deducted as part of the calculation of Net Sales) directly allocable, on a Product-by-Product and country-by-country basis, to the Parties’ market development and/or Promotion of such Product in the Territory, consistent with the Commercialization Plan for such Product. Sales and Marketing Expenses shall include: (a) costs for Promotion of the Product, excluding costs of the field sales force personnel (i.e., excluding Detailing expenses, including, without limitation, salaries, bonus, benefits, sales force automation, and personnel expenses — telephone, supplies, postage, meetings, travel and voice mail including all information technology and out-of-pocket expenses paid to a Contract Sales Organization) but including costs of other Product marketing personnel; (b) out-of-pocket payments to Third Parties incurred by such Party and specifically attributable to such Party’s performance under the Commercialization Plan, excluding Third Party License Fees, (c) costs for activities related to obtaining reimbursement from payers, (d) market research costs (including, without limitation, actual costs of sales and marketing data), (e) marketing and advertising costs (including, without limitation, cost for preparing and reproducing detail aids and other promotional materials), (f) professional education, (g) Product related public relations, (h) costs of pharmacoeconomics studies, (i) costs for Manufacturing and distributing Samples, and (j) costs for conducting seminars, attending conventions and industry meetings, and establishing relationships with opinion leaders and professional societies in connection with the Product. Such costs enumerated above will include both internal costs (e.g., salaries, benefits, supplies and materials, etc.) as well as the actual amounts paid to outside service providers (e.g., consultants, agency fees, meeting costs, etc.). Sales and Marketing Expenses will specifically exclude the cost of activities that promote either Party’s business as a whole without being Product specific (such as corporate image advertising).
          1.93. “Sales Force Effort”. Sales Force Effort, with respect to a Party, shall mean, on a Product-by-Product and country-by-country basis, the actual number of Details provided during a given calendar year by such Party.
          1.94. “Sample”. Sample shall mean a unit of a Product that is not intended to be sold and is intended to promote the sale of such Product. When used as a verb, “Sample” shall mean to provide Samples to health care providers.
          1.95. “Sample Receipt Forms”. Sample Receipt Forms shall mean those multi-part paper forms (or an electronic version thereof) supplied by the Distributing Party for the purpose of recording Detail and Sample activity performed by each Party’s sales representatives during Details. These forms are also used as Sample receipts on which to obtain a physician’s signature in acknowledgment of the physician’s receipt of Samples.
          1.96. “Sublicensee”. Sublicensee shall mean a Third Party that is granted a license and/or sublicense under this Agreement pursuant to Section 2.3 to both make and sell Products. “Sublicensee” shall also include a Third Party that is granted the right to distribute Product, provided that such Third Party is also responsible for marketing and promotion of the Product within the applicable territory. “Sublicense” shall mean an agreement or arrangement pursuant to which such a sublicense or distribution right has been granted.
          1.97. “Territory”. Territory shall mean the entire world.
          1.98. “Third Part(y/ies)”. Third Part(y/ies) shall mean any person(s) or entit(y/ies) other than AHPC or ELAN.
          1.99. “Third Party License”. Third Party License shall mean any agreement with a Third Party for a license under intellectual property rights or technology necessary or useful for the Research, Development, Manufacture or Commercialization of an R&D Candidate or a Product, which license is entered into, during the term of this Agreement, by a Party pursuant to Section 8.7.
          1.100. “Third Party License Fee”. Third Party License Fee shall mean license fees, royalties and other amounts paid to any Third Party under each Third Party License, AHPC In-License, or ELAN In-License.
          1.101. “Trademark”. Trademark shall mean any trademark Controlled by a Party or by both Parties, that is selected for use by the JSC in connection with the Commercialization of any Product hereunder, provided, however, that the term “Trademark” shall not include the tradename of either Party or any trademark or trade dress of either Party which is not used exclusively in connection with the Products Commercialized under this Agreement.
          1.102. “Working Capital Charges”. Working Capital Charges shall mean a Party’s internal finance charges for carrying Product in inventory and receivables in respect of Products. The cost of capital used by a Party in calculating such charges shall be no greater than the lowest cost of capital routinely used by such Party in calculating internal working capital charges for products carried in inventory that are not Products and receivables in respect of such products.
          1.103. Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition	Section
***	10.2(g)
***	16.2
AD	1.51
Adverse Event Reporting Procedures	5.3.3
Agreement	Introduction
AHPC	Introduction
AHPC Indemnified Party	14.3
American	16.2
Annual Commercialization Plan	6.1.2
Annual Development Plan	4.2.2
Annual Research Plan	4.2.2
Antitrust Division	12.1
Assigned Sales Force Adjustment Payment	6.1.4
Athena	10.2(f)
Audited Party	4.3.6 and 7.5.2
Auditing Party	4.3.6 and 7.5.2
Contract Sales Organization	2.3.1
Commercialization Plan	6.1.2
Development Program	4.1.1
Development Term	4.1.3
CONFIDENTIAL INFORMATION OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS(*) DENOTE SUCH OMISSIONS.

Definition	Section
Distributing Party	6.1.1
***	13.7.2
ELAN	Introduction
ELAN Indemnified Party	14.2
Exchange Act	16.2
Exchange Product Offering	15.1
FTC	12.1
Indemnified Party	14.4
Indemnifying Party	14.4
Initial Research Term	4.1.2
Joint Patent Committee/JPC	8.2.1
Joint Steering Committee/JSC	3.1
Liability	14.2
Licensing Party	8.7.1
Manufacturing Subcontractor	5.1.1
Marketing Account	6.1.6(b)
Parties	Introduction
Party	Introduction
Product Liability Expenses	14.1
R&D Account	4.3.2
Report	12.1
Research Program	4.1.1
Right of Reference	2.5
Section 13.5 Terminating Party	13.5.1
Section 13.7 Party	13.7.1
Section 13.7 Terminating Party	13.7.3
Sued Party	8.6.3
Terminating Party	13.2.2
Termination for Convenience	13.3.1
Title 11	13.6.2
Title 11 Party	13.6.2
2. LICENSES.
          2.1. Licenses to AHPC.
          (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.4, ELAN hereby grants to AHPC
     (i) a worldwide, exclusive (except to the extent necessary for ELAN to exercise its rights and perform its activities under this Agreement in the conduct of the
CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Research Program, the Development Program and any Post-Approval Research) license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under the ELAN Intellectual Property, to practice the ELAN Know-How and the Collaboration Know-How to the extent necessary for AHPC to exercise its rights and perform its activities, under this Agreement, in the conduct of the Research Program, the Development Program and any Post-Approval Research;
     (ii) a worldwide, non-exclusive license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under ELAN’s interest in the ELAN/Lilly Patent Rights, to practice any invention claimed in the ELAN/Lilly Patent Rights to the extent necessary for AHPC to exercise its rights and perform its activities, under this Agreement, in the conduct of the Research Program, the Development Program and any Post-Approval Research;
     (iii) a worldwide, exclusive (except to the extent necessary for ELAN to Manufacture and/or Commercialize Products pursuant to this Agreement) license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under the ELAN Intellectual Property, to Manufacture and Commercialize Products in the Territory; and
     (iv) a worldwide, non-exclusive license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under ELAN’s interest in the ELAN/Lilly Patent Rights, to Manufacture and Commercialize Products in the Territory.
          (b) In the event that the Research and Development of R&D Candidates under this Agreement and/or the Manufacture and/or Commercialization of Products in the Territory by AHPC and/or its Sublicensees would, during the term of this Agreement, misappropriate any know-how and/or infringe any patent rights Controlled by ELAN that are not covered by the licenses and sublicenses granted to AHPC in Section 2.1(a), ELAN hereby grants to AHPC, to the extent ELAN is legally able to do so, a worldwide, nonexclusive, non-royalty bearing license, under such know-how and patent rights, to enable AHPC and/or its Sublicensees to Research and Develop R&D Candidates under this Agreement and to Manufacture and/or Commercialize Products in the Territory in accordance with the licenses and sublicenses granted in Section 2.1(a).
          2.2. Licenses to ELAN. Subject to the terms and conditions of this Agreement, AHPC hereby grants to ELAN
          (a) a worldwide, exclusive (except to the extent necessary for AHPC to exercise its rights and perform its activities under this Agreement in the conduct of the Research Program, the Development Program and any Post-Approval Research) license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under the AHPC Intellectual Property, to practice the AHPC Know-How and the Collaboration Know-How to the extent necessary for ELAN to exercise its rights and perform its activities under this Agreement in the conduct of the Research Program, the Development Program and any Post-Approval Research; and

          (b) a worldwide, exclusive (except to the extent necessary for AHPC to Manufacture and/or Commercialize Products pursuant to this Agreement) license or sublicense, as the case may be, without the right to grant sublicenses except pursuant to the terms set forth in Section 2.3, under the AHPC Intellectual Property, to Manufacture and/or Commercialize Products in the Territory.
          In the event that the Research and Development of R&D Candidates under this Agreement and/or the Manufacture and/or Commercialization of Products in the Territory by ELAN and/or its Sublicensees would, during the term of this Agreement, misappropriate any know-how and/or infringe any patent rights Controlled by AHPC that are not covered by the licenses and sublicenses granted to ELAN in Sections 2.2(a) and/or (b), AHPC hereby grants to ELAN, to the extent AHPC is legally able to do so, a worldwide, non-exclusive, non-royalty bearing license, under such know-how and patent rights, to enable ELAN and/or its Sublicensees to Research and Develop R&D Candidates under this Agreement and to Manufacture and/or Commercialize Products in the Territory in accordance with the licenses and sublicenses granted in Sections 2.2(a) and/or (b).
     2.3. Licensing and Sublicensing to Third Parties.
     2.3.1. Right to Grant Licenses and Sublicenses. Subject to Section 2.3.2, is pursuant to Section 4.2.3, the JSC approves the utilization of one or more Third Parties to perform certain tasks in the conduct of the Research Program, the Development Program or any Post-Approval Research, the Party entering into a contract with such Third Party for the performance of such services, may, as part of such contract, grant to such Third Party a nonexclusive, nontransferable license or sublicense, as applicable, without the right to grant sublicenses, under the AHPC Intellectual Property, the ELAN Intellectual Property or ELAN’s interest in the ELAN/Lilly Patent Rights, as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Third Party to perform such tasks. All such contracts and sublicenses entered into by either party with any such Third Party shall be subject to the prior written approval of the JSC with the prior review of each Party’s legal department, which approval shall not be unreasonably withheld or delayed. Subject to Section 2.3.2, if pursuant to Section 6.1.1, the JSC approves the utilization of one or more professional sales organizations (each a “Contract Sales Organization”) to perform all or part of a Party’s activities in Promoting Products pursuant to this Agreement, such Party may, as part of such contract, grant to such Contract Sales Organization a nonexclusive, nontransferable, license or sublicense, as applicable, without the right to grant sublicenses, under the AHPC Intellectual Property, the ELAN Intellectual Property or ELAN’s interest in the ELAN/Lilly Patent Rights, as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Contract Sales Organization to perform such Promotion. All such contracts and sublicenses entered into by either Party with a Contract Sales Organization shall be subject to the prior written approval of the JSC with the prior review of each Party’s legal department, which approval shall not be unreasonably withheld or delayed.

          2.3.2. Limitations.
          (a) Elan hereby agrees to not grant to Lilly and/or any Affiliate of Lilly, any license or sublicense, as applicable, under the AHPC Intellectual Property or ELAN’s interest in the Collaboration Intellectual Property or the Copyrights or the Trademarks, as applicable, without the express written consent of AHPC.
          (b) AHPC hereby agrees to not grant to Lilly and/or any Affiliate of Lilly, any license or sublicense, as applicable under the AHPC Intellectual Property or AHPC’s interest in the Collaboration Intellectual Property or the Copyrights or the Trademarks, as applicable, without the express written consent of ELAN.
          2.4. Exclusive Working Relationship. Except as expressly set forth in this Agreement, it is understood and agreed by the Parties that: (a) *** the Parties shall work exclusively with each other in the Field under the terms of this Agreement, (b)                                                                ***                                                           the Parties shall have the right, alone but not in collaboration with or through the grant of rights to any Third Party, to research, develop, manufacture and commercialize, in the Field, product candidates and products, as applicable, other than R&D Candidates and Products under this Agreement, (c)                                                                ***                                                           the Parties shall have the right, either alone or in collaboration with or through the grant of rights to any Third Party, to research, develop, manufacture and commercialize, in the Field, product candidates and products, as applicable, other than R&D Candidates and Products under this Agreement, and (d)                   ***                  the Parties shall work exclusively with each other to Research, Develop, Manufacture and Commercialize R&D Candidates and Products, and shall not, either alone or in collaboration with or through the grant of rights to any Third Party, develop, make, import, export, distribute, offer for sale, sell, or otherwise commercialize, outside of the Field, such R&D Candidate or Product in any country in the Territory.
          2.5. Right of Reference. Each Party hereby grants the other a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b), to any data developed under this Agreement, and a Party shall provide a signed statement to this effect, if requested by the other, in accordance with 21 C.F.R. § 314.50(g)(3).
          2.6. No Other Rights. No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise.
3. MANAGEMENT OF COLLABORATION.
          3.1. Joint Steering Committee.
CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

     3.1.1. Formation, Membership. Within thirty (30) days after the Effective Date, ELAN and AHPC shall establish a “Joint Steering Committee” or “JSC” to oversee and direct the conduct of the Research and Development of each R&D Candidate and to oversee and coordinate those activities that are necessary for the successful Commercialization for a Product in the Territory, as further described below in this Agreement. The JSC shall be comprised of four (4) representatives from each Party as appointed by such Party, which representatives shall be senior representatives of each Party (i.e., vice president or higher) and shall have expertise suitable to the then-current activities of the collaboration. The JSC may change its size from time to time by mutual consent of its members. A Party may replace one (1) or more of its representatives from time to time upon written notice to the other Party. The JSC may establish subcommittees to oversee specific projects or activities or to perform certain of its functions, and such subcommittees shall be constituted as the JSC shall determine, but shall always include equal representation from each Party. The JSC will exist until the termination of this Agreement unless the Parties otherwise agree in writing.
     3.1.2. Chairperson; Secretary. The chairperson and secretary of the JSC shall rotate on an annual basis between the Parties. The chairperson and secretary shall not be from the same Party at the same time. The first chairperson shall be designated by AHPC. The chairperson will be responsible for scheduling meetings of the JSC, preparing agendas for meetings, sending to all JSC members notices of all regular meetings and agendas for such meetings at least five (5) business days before such meetings. The secretary shall record the minutes of the meeting, circulate copies of meeting minutes to the Parties and each JSC member promptly following the meeting for review, comment and approval, and shall finalize approved meeting minutes. The chairperson shall be a member of the JSC but the secretary need not be a member of the JSC.
     3.1.3. Meetings. The JSC shall meet at least once each Calendar Quarter during the term of this Agreement, unless otherwise mutually agreed by the Parties. Either Party may call a special meeting of the JSC on fifteen (15) days written notice to the other Party and each of the JSC members. Such written notice shall include an agenda for the special meeting. Meetings, including without limitation, special meetings, of the JSC will alternate between the offices of the Parties, unless otherwise agreed by the members of the JSC, or may be held telephonically or by video-conference. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is in attendance or participating in the meeting. Members of the JSC shall have the right to participate in and vote at meetings by telephone. The most senior attending representative of each Party on the JSC shall have the right to vote on behalf of any members of the JSC from such Party not attending a JSC meeting in person or by telephone. Each Party shall be responsible for expenses incurred by its employees and its members of the JSC in attending or otherwise participating in JSC meetings.
     3.1.4. Decision Making. All decisions of the JSC shall be made by majority vote, with at least one representative from each Party voting with the majority. In the event that the JSC is unable to reach a decision with respect to any scientific matter under its consideration, such matter shall be referred for resolution to the President, Wyeth-

Ayerst Research and the Executive Vice President, Elan Pharmaceuticals (who shall be the most senior individual within ELAN’s research and development organization). In the event that the JSC is unable to reach a decision with respect to any commercial matter under its consideration, such matter shall be referred for resolution to the President, Wyeth-Ayerst Global Pharmaceuticals and the President, Elan Pharmaceuticals. A matter shall be considered referred by the JSC as of the date that either Party or the JSC provides each decision-making individual a written description of the disputed matter, which written description shall include the positions taken by each member of the JSC as to such matter, all other information relevant to such matter and a copy of the minutes of each JSC meeting at which such matter was discussed. Within ten (10) days after such matter is so presented by the JSC, the Parties’ decision-making individuals noted above shall determine the date, time and location of the meeting to address such matter. Such decision-making meetings will alternate between the offices of the Parties, unless otherwise agreed by the Parties, or may be held telephonically or by video-conference. Each Party shall be responsible for expenses incurred by its decision-making individual in attending or otherwise participating in such meetings. If any of such referred matters cannot be resolved by such individuals, either Party may elect to bring the matter to the attention of the Executive Vice President, AHPC and the President, Elan Corporation, plc (or such other officer exercising the duties of this office) and thereafter should a dispute not be resolved, to the Chief Executive Officers of said corporations. If disputes are not resolved at this level, then subject to Section 3.1.5 either Party may seek any remedy, at law or in equity, that may be available.
     3.1.5. Mediation. If a dispute arises between the Parties, and if such dispute cannot be resolved pursuant to Section 3.1.4 above, the Parties agree to try in good faith to resolve any dispute, controversy or claim (except as to any issue relating to intellectual property) arising out of or relating to this Agreement, or the breach, termination or invalidity thereof by non-binding mediation administered by the American Arbitration Association in accordance with its commercial mediation rules. Unless otherwise mutually agreed upon by the Parties, the mediation proceedings shall be conducted at the location chosen by the Party not originally requesting the resolution of the dispute. The Parties agree that they shall share equally the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s). Each Party shall bear its own attorneys’ fees and associated costs and expenses.
     3.1.6. Responsibilities of the JSC. In addition to its general responsibility to oversee and coordinate Research and Development according to the Research Program and the Development Program, ensure a regular flow of Research and Development information between the Parties and to oversee and coordinate the Commercialization of Products in the Territory, the JSC shall in particular:
          (a) prepare the Global Research and Development Plan pursuant to Section 4.2.1;
          (b) review and update as necessary the Global Research and Development Plan;

          (c) approve the Annual Research Plan for the period from the Effective Date through calendar year 2001 in accordance with Section 4.2.2, and prepare and approve an updated Annual Research Plan during each subsequent year in which the Parties engage in Research activities;
          (d) review and approve any substantive departure from any Annual Research Plan pursuant to Section 4.2.2;
          (e) approve the Annual Development Plan for the period from the Effective Date through calendar year 2001 in accordance with Section 4.2.2, and prepare and approve an updated Annual Development Plan during each subsequent year in which the Parties engage in Development activities;
          (f) review and approve any substantive departure from any Annual Development Plan pursuant to Section 4.2.2;
          (g) oversee the activities of the project team(s) that is/are performing the Party’s activities under the Research Program and the Development Program;
          (h) facilitate the flow of information between the Parties with respect to all Research and Development work being conducted for each R&D Candidate in the Field on a worldwide basis;
          (i) ascertain, at least on an annual basis, what, if any intellectual property owned by, licensed to or developed by each Party would be useful for the Research, Development and Commercialization of R&D Candidates and Products;
          (j) determine whether an R&D Candidate has or has not met the criteria for payment of milestones;
          (k) review and approve any recommendations by the Joint Patent Committee that a Third Party License should be entered pursuant to Section 8.7;
          (l) review and approve all scientific and clinical protocols, which shall provide that all preclinical and clinical development work under this Agreement shall be conducted in accordance with GLPs and GCPs;
          (m) review and approve the contents and filings of INDs, applications for Regulatory Approval, and related and supporting submissions to Regulatory Authorities;
          (n) prepare and approve a Commercialization Plan pursuant to Section 6.1.2;
          (o) prepare an Annual Commercialization Plan pursuant to Section 6.1.2; and
          (p) at least ninety (90) days prior to the beginning of each calendar year, prepare an estimate of Pro Forma Net Profits on a Product-by-Product and country-by-country basis.

     3.1.7. Guiding Principle. The Parties’ intent is to Develop and Commercialize Products as expeditiously as possible with resources and responsibilities allocated on the basis of the Parties’ respective capabilities and availability of adequate capacities, either internally or through subcontractors obtained in accordance with Sections 4.2.3 and/or 6.1.1. Subject to the foregoing, the guiding principle to be followed by the JSC is to allocate such resources and responsibilities                    ***                    .
          3.2. Authority. The Parties agree that, in voting on matters as described in this Article 3, it shall be conclusively presumed that each voting member of the JSC has the authority and approval of such member’s respective senior management in casting his or her vote and that decisions of the JSC made in accordance with this Article 3 shall be binding upon each of the Parties; provided, however, that the JSC shall not have the authority to amend or modify this Agreement.
          3.3. Project Coordinators. Each Party shall designate one (1) or two (2) of its employees as project coordinator(s) for all of the activities contemplated under this Agreement. Such project coordinators will be responsible for the day-to-day coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. A Party may, from time to time, replace its designated project coordinator(s) upon providing the other Party with written notice to that effect.
          3.4. Meetings of Chief Executive Officers. The Chief Executive Officers (CEOs) of AHPC and Elan Corporation, plc, or their designated direct-reporting representative, shall meet two (2) times per year during the term of this Agreement, unless otherwise agreed upon in writing by the Parties. In such meetings, the CEOs shall review the progress of the collaboration and shall discuss any current issues of the collaboration with the intent of proposing resolutions for such issues. Meetings, including without limitation, special meetings called pursuant to Section 3.1.4, shall alternate between the offices of the Parties, unless otherwise agreed by the CEOs or their respective representatives, or may be held telephonically or by videoconference.
          3.5. Compliance with Laws. Each Party agrees that, in conducting its activities under this Agreement, it shall at all times comply with all applicable material laws and regulations.
4. RESEARCH AND DEVELOPMENT.
     4.1. The Research and Development Programs.
     4.1.1. Conduct of the Research and Development Programs. Under the terms and conditions set forth herein, AHPC and ELAN shall collaborate through one or more joint project teams in the conduct of a collaborative research program (the “Research
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Program”) and a collaborative development program (the “Development Program”) for the pre-clinical and clinical Research and Development of R&D Candidates in the Field. The JSC shall identify R&D Candidates for Research under the Research Program. The R&D Candidates as of the Effective Date include, without limitation, those listed on Exhibit 4.1.1. Each R&D Candidate shall be advanced from the Research Program into the Development Program on the date that the JSC designates such R&D Candidate for further pre-clinical development toward IND filing. An R&D Candidate shall remain in the Development Program until such time as (i) the JSC determines that such R&D Candidate should be returned to the Research Program for the conduct of further pre-clinical studies, (ii) such R&D Candidate is dropped from the Research Program and Development Program or (iii) such R&D Candidate receives Regulatory Approval in the Territory at which time such R&D Candidate shall be deemed a Product. Each of the Research Program and Development Program shall be conducted in accordance with the Global Research and Development Plan as described in Section 4.2.
     4.1.2. The Research Program. The Research Program shall be conducted for an initial term of      ***       (the “Initial Research Term”). The Research Term shall be extended for a period of        ***        if, during the Initial Research Term, the JSC determines that there exists an approach on which either Party has initiated Research, other than *** Approximately 5 lines omitted ***. The Initial Research Term may also be extended upon mutual agreement of the Parties, which extension shall be agreed upon at least four (4) months in advance of the end of the initial term or the then current extension. At the first JSC meeting following the end of each calendar year during the Research Term, and within thirty (30) days after the end of the Research Term, the JSC shall meet to prepare a list identifying all R&D Candidates and Products which were Researched or Developed during the calendar year or the Research Term, as applicable, and which remain subject to the terms and conditions of this Agreement, which lists shall be provided in writing to each Party.
     4.1.3. The Development Program. The Development Program shall have a term (the “Development Term”) which commences on the Effective Date and shall continue until the JSC agrees to cease the clinical development of the final R&D Candidate or until all Regulatory Approvals for all R&D Candidates have been received in the Territory.
     4.2. The Research and Development Plans.
     4.2.1. Global Research and Development Plan. Within sixty (60) days following its formation, the JSC shall prepare and approve a Global Research and Development Plan which shall set forth the goals and objectives of the Research Program and the Development Program. The Global Research and Development Plan shall set forth
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generally (i) the research activities that shall be undertaken by the Parties in the identification of R&D Candidates under the Research Program, (ii) the pre-clinical activities to be undertaken with any R&D Candidate toward an IND filing under the Research Program, (iii) the target date for submission of any IND other than the IND for the Current Clinical Trials, (iv) the clinical development activities that shall be undertaken after such IND is filed to obtain Regulatory Approval of an R&D Candidate under the Development Program, (iv) date of first enrollment and completion of patient accrual for clinical trials, (v) global regulatory filing strategy, (vi) global manufacturing strategy, and (vii) target submission dates for applications for Regulatory Approval of an R&D Candidate in the Major Market Countries. The Global Research and Development Plan shall be kept current by the JSC, updated on such schedule as the JSC may determine but not less often than once per calendar year. The Global Research and Development Plan may only be modified or amended upon written approval of the JSC.
     4.2.2. Annual Research and Development Plans. Within sixty (60) days after the Effective Date, the Parties shall prepare an annual research plan (the “Annual Research Plan”) and shall prepare an annual development plan for each R&D candidate in the Development Program (each an “Annual Development Plan”) each of which shall address the specific collaborative Research and Development activities of the Parties from the Effective Date through calendar year 2001 pursuant to this Agreement. The initial Annual Research Plan and Annual Development Plan shall address the elements set forth in Exhibit 4.2.2 to this Agreement, as well as other elements that may be appropriate for inclusion therein. The JSC shall review and approve such initial Annual Research Plan and Annual Development Plan within sixty (60) days following its formation. Thereafter, on or before October 31 of each year (commencing in 2001), the JSC shall prepare and approve an Annual Research Plan and an Annual Development Plan addressing the collaborative Research and Development activities (as applicable) to be undertaken by the Parties during the following calendar year pursuant to this Agreement and the then current Global Research and Development Plan. Each Annual Research Plan and each Annual Development Plan shall include, without limitation, detailed plans for, as applicable, the collaborative Research and Development activities, Manufacturing and scale-up tasks, and clinical studies of R&D Candidates for use in the Field, designation of which Party is responsible for each task, staffing levels required to carry out such activities (which levels shall be reasonably necessary for the attainment of the Annual Research Plan or Annual Development Plan, as applicable), and a budget setting forth the estimated expenditures required to carry out such activities. Should the JSC determine that a specific activity would best be undertaken by a Third Party contractor, the JSC shall indicate which Party shall manage such Third Party contractor. The Annual Research Plan and Annual Development Plan may only be modified or amended upon written approval of the JSC.
     4.2.3. Conduct of the Annual Research Plan and Annual Development Plans. ELAN and AHPC shall each use Commercially Reasonable Efforts to perform its respective activities under the then current Annual Research Plan and Annual Development Plan and each Party shall perform such activities in accordance with applicable GLPs and GCPs. All activities to be undertaken in the performance of an Annual Research Plan or Annual Development Plan shall be carried out by employees of the Parties and/or their respective Affiliates, provided, however, that if either Party is able to reasonably demonstrate, and the JSC agrees, that (a) it would be in the best interests of both Parties to contract with one (1) or more Third Parties to perform certain tasks under either an Annual Research Plan or Annual Development Plan, and (b) any such Third Party is capable of performing such tasks in a manner competitive with the Parties in terms of cost and quality, then, the Party responsible for such task may enter into a contract with a Third Party to perform such task, which contract shall be subject to the prior written approval of the JSC. In determining whether to utilize the services of any Third Party in conducting activities under an Annual Research Plan or Annual Development Plan, the Parties shall consider, inter alia, what would be the most efficient and cost effective means for accomplishing the proposed activity, any relevant intellectual property issues that may impede a Third Party’s ability to perform the proposed activity or that may warrant limiting the performance of the proposed activity to one of the Parties, and other relevant factors. The responsibility for performing clinical studies of each R&D Candidate will be assigned to AHPC, ELAN and/or Third Party contractors selected by the JSC in accordance with this Section.
     4.2.4. Periodic Inspections. With respect to any facility or site at which a Party conducts Research, Development or Manufacturing pursuant to this Agreement, including, where commercially reasonable and within the control of the other Party, Third Party facilities or sites, each Party shall have the right, at its expense, upon reasonable written notice and during normal business hours, to inspect such site and facility and any records relating thereto as is reasonably necessary to verify the other Party’s compliance with the terms of this Agreement relating to GLP, GCP and GMP. Such inspection shall be subject to the confidentiality provisions of this Agreement. Each Party agrees to, to the maximum extent possible, to include in any agreement with a Third Party relating to such facilities and sites a clause permitting the other Party to exercise its rights under this Section.
     4.3. Funding of the Global Research and Development Plan.
     4.3.1. Research and Development Expenses. From the Effective Date forward, the Parties shall share all R&D Expenses     ***    .
     4.3.2. Payment of Expenses; R&D Accounts. Subject to reconciliation as provided in Section 4.3.4, each Party shall be responsible and pay for all expenses incurred by it in performing its activities under the Research Program and the Development Program. Subject to the limitations set forth in Section 4.3.3, each Party shall charge all such expenses so incurred by it or its Affiliates to a separate account created by such Party on its books and records solely for the purpose of tracking expenses incurred in connection with the Research Program and Development Program (each, an
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“R&D Account”). Within thirty (30) days after the end of each Calendar Quarter, each Party shall submit to the other Party a written summary of all expenses charged to its R&D Account during such Calendar Quarter, which summary shall be accompanied by reasonable supporting documentation for such expenses. The Parties will work together to report to each other estimates of the amounts to be included in such reports prior to the expiration of such thirty (30) day period.
     4.3.3. Expense Limitations. The expenses charged by either Party to its R&D Account in accordance with Section 4.3.2, shall not be in an amount in excess of           ***           of the amount included for such expenses in the then current Annual Research Plan or Annual Development Plan, as appropriate, unless the JSC recommends and each Party approves such excess expenses. Additionally, the Parties hereby agree that efforts of the employees of a Party or its Affiliates in performing its activities hereunder shall be charged to such Party’s R&D Account at the applicable FTE rate set forth in the applicable Annual Research Plan or Annual Development Plan, provided, however, that only those efforts that are contemplated by the Global Research and Development Plan and/or the applicable Annual Research Plan or Annual Development Plan shall be chargeable by a Party to its R&D Account, except as otherwise approved in writing by the JSC. The FTE rates set forth in any Annual Research Plan or Annual Development Plan shall be based upon direct costs plus a minimum overhead allocation established by the JSC. All payments made by a Party to a Third Party in connection with the performance of its activities under an Annual Research Plan or Annual Development Plan shall be charged to such Party’s R&D Account at such Party’s actual out-of-pocket cost. Expenses incurred by each Party for equipment, materials and supplies utilized in performing its activities under an Annual Research Plan or Annual Development Plan shall not be separately charged to such Party’s R&D Account, except for those expenses incurred by a Party, with the prior written consent of the JSC, in the purchase or making of equipment, materials or supplies (other than common laboratory supplies, e.g., pipettes, test tubes, petri dishes, reagents, and the like) that are to be used exclusively in connection with the performance of such Party’s activities under an Annual Research Plan or Annual Development Plan (e.g., laboratory animals, compounds that are R&D Candidates, Products, placebo supplies, etc.), which expenses shall be charged to such Party’s R&D Account at such Party’s actual out-of-pocket expense incurred in purchasing or making such equipment, materials or supplies. Notwithstanding the foregoing, in the case of materials supplied to the Parties by either Party for use in clinical trials of R&D Candidates or Products, the supplying Party shall charge to its R&D Account its Fully Absorbed Standard Cost for such materials, as adjusted to account for manufacturing cost variances allocable to such materials.
     4.3.4. Reconciliation of Expenses. Within sixty (60) days after the end of each calendar year, AHPC shall prepare a reconciliation report, accompanied by reasonable
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supporting documents and calculations, which reconciles the amounts charged to each Party’s R&D Account during such calendar year pursuant to Section 4.3.2, including, without limitation, making any necessary adjustments for prior period manufacturing cost variances allocable to Products utilized in Development, and the share of the Parties’ aggregate R&D Expenses to be allocated to each of the Parties for such calendar year in accordance with Section 4.3.1. Within thirty (30) days after AHPC delivers such reconciliation report to ELAN, the net amount shown as being due either AHPC or ELAN will be paid by the Party owing such amount.
     4.3.5. Third Party License Fees. Until such date as a Product is Commercialized in the Territory the Parties shall           ***           the costs of any Third Party License Fees for such Product. The Party paying any Third Party License Fee shall invoice the other Party for its share of such Third Party License Fee within          ***          days after the end of each calendar year. The Party receiving such invoice shall reimburse the other Party for its share of such Third Party License Fees within          ***          days after receiving the invoice therefor.
     4.3.6. Records and Audits. During the term of this Agreement, each Party shall keep and maintain accurate and complete records showing the expenses incurred by it in performing its activities under the Annual Research Plans and Annual Development Plans during the                          ***                          which books and records shall be in sufficient detail such that R&D Expenses can accurately be determined. Upon fifteen (15) days prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the reports submitted by the Audited Party in accordance with Section 4.3.2 and the accuracy of the reconciliation report prepared in accordance with Section 4.3.4. An examination by a Party under this Section 4.3.6 shall occur not more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than            ***            before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party’s facilities or records. Upon completion of the audit, the accounting firm shall provide both AHPC and ELAN a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the Auditing Party. If the accountant determines that, based on errors in the reports so submitted, the reconciliation
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report prepared in accordance with Section 4.3.4 is incorrect, the Parties shall promptly revise the reconciliation report and any additional amount owed by one Party to the other shall be paid within thirty (30) days after receipt of the accountant’s report, along with interest at the annual interest rate of    ***   , compounded monthly from the date that such additional amount should have first been paid, provided, however, that no such interest shall be payable if the errors leading to the reconciliation report being incorrect were in the reports provided by the Party to receive such additional amount. Additionally, if the accountant determines that the reports submitted by the Audited Party overstate the Audited Party’s expenses by more than           ***          , the Audited Party shall reimburse the Auditing Party for the expenses incurred by the Auditing Party in conducting the audit.
     4.4. Reporting and Disclosure.
     4.4.1. Reports. Before each quarterly meeting of the JSC, ELAN and AHPC will each provide the other with written copies of all materials they intend to present at the JSC meeting plus, to the extent not set forth in the JSC materials, a written report summarizing any other material data and information arising out of the conduct of the Research Program and/or Development Program including, without limitation, data and information relating to any Inventions made by such Party. If after receipt of any such report, either Party shall request additional data or information relating to an Annual Research Plan or Annual Development Plan or Collaboration Intellectual Property licensed hereunder, the Party to whom such request is made shall promptly provide to the other Party such data or information that such Party reasonably believes is necessary for the continued conduct of the Research Program or the Development Program.
     4.4.2. Quarterly Meeting. At the quarterly meeting of the JSC, AHPC and ELAN will review in reasonable detail (i) all data and information generated in the conduct of the Annual Research Plan and Annual Development Plan by each Party, and (ii) all Collaboration Intellectual Property licensed hereunder developed by the Parties.
     4.5. Disclosure. During the term of this Agreement, the Parties will promptly disclose to one another all data, information, Inventions, techniques and discoveries (whether patentable or not) arising out of the conduct of the Research Program and the Development Program, and all Inventions, techniques and discoveries (whether patentable or not) included in Collaboration Intellectual Property licensed hereunder. Such disclosures may take the form of limited visits by ELAN and AHPC personnel to the facilities being utilized for the Research Program and the Development Program to permit observation of the procedures being employed.
5. MANUFACTURING AND REGULATORY MATTERS.
          5.1. Manufacture and Supply of Products.
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     5.1.1. Responsible Party. ELAN shall be responsible for the Manufacture and supply to AHPC of Products for worldwide sale and distribution by AHPC, provided however, ELAN will distribute Products in those countries designated by the JSC under Section 6.1.1. ELAN can elect to Manufacture the entire Product or a component thereof, including without limitation its packaging or formulations, provided that, ELAN is competitive with Third Parties in Cost of Goods Manufactured for Sale and quality. In the event that ELAN does not elect to Manufacture, then AHPC shall have the option to be the Contract Manufacturer for ELAN of that portion of Product Manufacturing which ELAN declined to Manufacture, provided that, AHPC is competitive with Third Parties in Cost of Goods Manufactured for Sale and quality. Should neither AHPC nor ELAN elect to Manufacture Products, then ELAN shall choose a Third Party to be a Contract Manufacturer, subject to AHPC’s prior approval, which shall not be unreasonably withheld. In the event that either AHPC or a Third Party (each a “Manufacturing Subcontractor”) is to Manufacture Product or a component thereof, ELAN shall, in accordance with Section 5.1.3 below, negotiate in good faith and enter into a supply agreement with such Manufacturing Subcontractor.
     5.1.2. Agreement for Supply of Product to AHPC. Within           ***           after the Effective Date (or such later time upon which the Parties may mutually agree), ELAN and AHPC shall negotiate, in good faith, and enter into a written supply agreement which sets forth the rights and obligations of the Parties in connection with ELAN’s exclusive supply of Product to AHPC for worldwide sale and distribution by AHPC (except for those countries in which Elan is designated as the Distributing Party in accordance with Section 6.1.1), provided that the Parties shall on a semi-annual basis, prior to the second anniversary of the Effective Date, consider whether the timetable for negotiating and entering into such supply agreement should be accelerated. Such supply agreement shall not be inconsistent with the terms and conditions of this Agreement and shall include provisions to ensure the timely Manufacture and supply of Product for sale and distribution by the Distributing Party hereunder, including, without limitation, forecasting, ordering and delivery schedules and procedures, product warranties, and procedures to address periods of supply shortages, including, without limitation, providing AHPC the right to Manufacture Product to meet its requirements during supply shortages and allocation of Product inventories during such supply shortages. The purchase price, on a country-by-country basis, to be paid to ELAN (or ELAN’s Affiliate) by AHPC for each unit of Product delivered to AHPC under such supply agreement for distribution in such country shall be equal to the Base Price (on a per unit of Product basis) plus the ELAN Manufacturing Profit for such country, provided, however, that the purchase price for any units of Product to be distributed in such country as Samples shall be the Base Price and shall not include any ELAN Manufacturing Profit. The Base Price portion of the purchase price shall be payable within thirty (30) days after such Product is delivered to AHPC and the ELAN Manufacturing Profit portion of such purchase price
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shall be paid within sixty (60) days after the end of the Calendar Quarter during which such Product is sold by AHPC. Upon ELAN’s request, AHPC shall supply such technical assistance and expertise as may be reasonably necessary to permit ELAN to discharge its Manufacturing responsibilities.
     5.1.3. Agreement for Supply of Product to ELAN. In the event that ELAN determines that a Manufacturing Subcontractor shall Manufacture and supply Product to ELAN, ELAN shall, as soon as practicable after such determination, but in no event longer than                                 ***                               , negotiate, in good faith, and enter into a written supply agreement with such Manufacturing Subcontractor, which written agreement shall be subject to the prior review and written approval of the JSC and, if the Manufacturing Subcontractor is a Third Party, AHPC. Such supply agreement shall not be inconsistent with the terms and conditions of this Agreement and shall include provisions to ensure the timely Manufacture and supply of Product so that ELAN is able to meet its obligations under the supply agreement entered into with AHPC under Section 5.1.2 above, including, without limitation, forecasting, ordering and delivery procedures and schedules, product warranties, and procedures to address periods of supply shortages, including, without limitation, providing ELAN and/or AHPC the right to Manufacture Product to meet the Distributing Party’s requirements during supply shortages and allocation of Product inventories during such supply shortages. In the event that the Manufacturing Subcontractor is AHPC, the purchase price to be paid by ELAN, on a country-by-country basis, for each unit of Product supplied by AHPC for ultimate distribution in such country, shall be the Base Price (on a per unit of Product basis) plus the AHPC Manufacturing Profit for such country, provided, however, that the purchase price for any units of Product to be distributed as Samples shall be the Base Price and shall not include any AHPC Manufacturing Profit. The Base Price portion of the purchase price shall be payable within thirty (30) days after such Product is delivered to ELAN and the AHPC Manufacturing Profit portion of such purchase price shall be paid within sixty (60) days after the end of the Calendar Quarter during which such Product is sold by the Distributing Party.
          5.2. Labeling. To the extent permitted by applicable laws and regulations, as may be reasonably requested by the other Party, the Manufacturing Party shall include in all Product Labels, Labeling, and Packaging, as those terms are use in the FD&C Act, a statement indicating that such Product was developed in collaboration with the other Party. Should either Party believe that any change in a Label relating to a Product be necessary, such Party shall notify the other Party in writing, specifying the proposed change. The Parties shall thereafter consult with each other regarding the proposed change, and the Party which is responsible for regulatory matters in the relevant country shall not unreasonably refuse to submit such proposed change to the Regulatory Authorities in such country. The Parties shall seek to include uniform
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Labeling for each Product in all countries to the extent permitted by applicable laws and regulations.
     5.3. Regulatory Matters.
     5.3.1. International Regulatory Approvals. AHPC shall file, in its own name, all applications for Regulatory Approval for Products in all countries of the Territory other than the United States. AHPC shall have the primary responsibility for communicating with any Regulatory Authority regarding any such application for Regulatory Approval or any Regulatory Approval once granted, provided, however, that ELAN shall (a) provide AHPC with advice and reasonable assistance in (i) developing a Regulatory Approval filing strategy for Products, (ii) reviewing study reports from clinical trials of Products, (iii) preparing applications for Regulatory Approval for Products, (iv) preparing supplements to applications for Regulatory Approval for Products, (v) responding to questions from Regulatory Authorities regarding applications for Regulatory Approval or any supplement thereto and (b) participate in interactions with Regulatory Authorities concerning the Products.
     5.3.2. United States Regulatory Approvals. ELAN shall file, in its own name, all applications for Regulatory Approval for Products in the United States. ELAN shall have the primary responsibility for communicating with any Regulatory Authority regarding any such application for Regulatory Approval or any Regulatory Approval once granted, provided, however, that AHPC shall (a) provide ELAN with advice and reasonable assistance in (i) developing a Regulatory Approval filing strategy for Products, (ii) reviewing study reports from clinical trials of Products, (iii) preparing applications for Regulatory Approval for Products, (iv) preparing supplements to applications for Regulatory Approval for Products, (v) responding to questions from Regulatory Authorities regarding applications for Regulatory Approval or any supplement thereto and (b) participate in interactions with Regulatory Authorities concerning the Products.
     5.3.3. International Regulatory Reporting. AHPC shall be responsible for filing all reports required to be filed in order to maintain any Regulatory Approvals granted for Products in all countries of the Territory other than the United States, including, without limitation, adverse drug experience reports. ELAN shall cooperate with AHPC in preparing and filing all such reports and, upon AHPC’s request, provide AHPC with any information in ELAN’s possession or Control which AHPC reasonably deems to be relevant to any such reports. Notwithstanding the foregoing, to the extent ELAN has or receives any information regarding any adverse drug experience which may be related to the use of any Product, ELAN shall promptly provide AHPC with all such information in accordance with the adverse event reporting procedures (as may be amended from time to time upon mutual agreement of the Parties) set forth in Exhibit 5.3 attached hereto (the “Adverse Event Reporting Procedures”). Expenses (both internal expenses and out-of-pocket costs paid to a Third Party) incurred by a Party in performing its regulatory reporting obligations under this Section in connection with Regulatory Approvals in the Territory shall be charged by such Party to such Party’s Marketing Account for such Product as a Post-Approval Research and Regulatory Expense.

     5.3.4. United States Regulatory Reporting. ELAN shall be responsible for filing all reports required to be filed in order to maintain any Regulatory Approvals granted for Products in the United States, including, without limitation, adverse drug experience reports. AHPC shall cooperate with ELAN in preparing and filing all such reports and, upon ELAN’s request, provide ELAN with any information in AHPC’s possession or Control which ELAN reasonably deems to be relevant to any such reports. Notwithstanding the foregoing, to the extent AHPC has or receives any information regarding any adverse drug experience which may be related to the use of any Product, AHPC shall promptly provide ELAN with all such information in accordance with the Adverse Event Reporting Procedures. Expenses (both internal expenses and out-of-pocket costs paid to a Third Party) incurred by a Party in performing its regulatory reporting obligations under this Section in connection with Regulatory Approvals in the Territory shall be charged by such Party to such Party’s Marketing Account for such Product as a Post-Approval Research and Regulatory Expense.
     5.3.5. Regulatory Processes and Procedures. Within sixty (60) days after the approval of the Global Research and Development Plan, the Parties’ respective regulatory affairs or other applicable departments shall meet and agree upon processes and procedures for sharing information needed to support each Party’s respective regulatory responsibilities, including without limitation, a global safety database relating to R&D Candidates and Products.
     5.3.6. Coordination. To the extent practical, the other Party shall be given the opportunity to participate in substantive discussions and meetings with Regulatory Authorities which relate to R&D Candidates or Products, including, but not limited to, with respect to any IND or Regulatory Approval Filings. The Parties shall cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Party’s site and facilities related to R&D Candidates or Products, and each Party shall at a minimum be given the opportunity to attend the summary, or wrap up, meeting related to R&D Candidates or Products with such Regulatory Authority at the conclusion of such site inspection. Each Party shall consider the attendance of the other Party at any such regulatory inspections, but shall not be obligated to accept the other Party’s attendance at such inspections if such attendance would result in the disclosure to the other Party of confidential information or trade secrets unrelated to the R&D Candidates or Products. To the extent either Party receives written or material oral communication from the Regulatory Authority relating to the R&D Candidates or Products, the Party receiving such communication shall notify the other Party and provide a copy of any written communication as soon as reasonably practicable.
6. COMMERCIALIZATION OF PRODUCTS.
     6.1. Commercialization in the Territory.
     6.1.1. Principles of Copromotion and Distribution. Subject to the terms of this Agreement, the Parties shall Commercialize each Product in the Territory during the term of this Agreement exclusively with the other Party and under the same brand name, using professional sales representatives who are full time employees of the Parties, provided, however, that if either Party is able to reasonably demonstrate, and the JSC agrees, that it would be in the best interest of both Parties to contract with one (1) or more Contract Sales Organizations to perform all or part of such Party’s Product Promotion obligations hereunder, then such Party may enter into a contract with such Contract Sales Organization to perform such Product Promotion activities, which contract shall be subject to the prior written approval of the JSC. In the event that, under applicable laws or regulations, copromotion of a Product is not permitted in a country of the Territory, the JSC shall determine which Party shall be responsible for the Commercialization of such Product in such country, taking into account the respective resources and expertise of each Party. Notwithstanding the foregoing, AHPC shall be responsible for distributing Products in each country of the Territory and collecting revenues from the sale of such Products unless, pursuant to the preceding sentence, ELAN is designated by the JSC to assume such responsibilities in a country. The Party distributing Product and collecting revenues from the sale of such Product in a country shall be the “Distributing Party” in such country with respect to such Product.
     6.1.2. Commercialization Plan. On a Product-by-Product basis,                                                              ***                                                             the JSC shall prepare and approve a rolling multiyear (                       ***                      ) plan for Commercializing such Product in the Territory (the “Commercialization Plan”), which plan includes a comprehensive market development, marketing, sales, supply and distribution strategy for such Product in the Territory. The Commercialization Plan shall be updated by the JSC at least once each calendar year such that it addresses no less than the                      ***                    . Not later than thirty (30) days after the filing of the first application for Regulatory Approval of a Product in the Territory and thereafter on or before September 30 of each calendar year, the JSC shall prepare an annual commercialization plan (the “Annual Commercialization Plan”), which plan is based on the then current Commercialization Plan and includes a comprehensive market development, marketing, customer support, sales, supply and distribution strategy, including an overall budget for anticipated marketing, promotion and sales efforts in the upcoming calendar year (the first such Annual Commercialization Plan shall cover the remainder of the calendar year in which such Product is anticipated to be approved plus the first full calendar year thereafter). The Annual Commercialization Plan will specify which audiences and distribution channels each Party shall devote its respective Promotion efforts towards, the personnel and other resources to be devoted by each Party to such efforts, the number and positioning of Details to be performed by each Party (which as much as is reasonably possible shall represent an equal effort on the part of each Party), as well as market and sales forecasts and related operating expenses, for the Product in each country of the Territory, and budgets for projected Pre-Marketing Expenses, Distribution Expenses, Third Party License Fees, Assigned Sales Force Adjustment Payment, Working Capital Charges, Sales and Marketing Expenses and Post-
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Approval Research and Regulatory Expenses. In preparing and updating the Commercialization Plan and each Annual Commercialization Plan, the JSC will take into consideration factors such as market conditions, regulatory issues and competition. The number of Details assigned to a Party by the JSC in accordance with this Section shall be such Party’s Assigned Sales Force Effort.
     6.1.3. Performance Metrics. The number of Details actually performed by either Party as part of its Assigned Sales Force Effort shall be determined according to Detail reporting mechanisms and methodology that are approved and applied consistently by the JSC.
     6.1.4. Assigned Sales Force Adjustment. If, on a Product-by-Product and country-by-country basis, a Party’s Assigned Sales Force Effort during a given Calendar Quarter is greater than              ***              of both Parties’ combined Assigned Sales Force Effort during such Calendar Quarter for such Product in such country, such Party shall be considered to have provided an excess Assigned Sales Force Effort during such Calendar Quarter with respect to such Product in such country and shall be entitled to charge to its Marketing Account and to receive, as part of the reimbursement made under Section 6.1.6(d), an “Assigned Sales Force Adjustment Payment” which will be in the amount of either:
     (i)     in the event that, during a given Calendar Quarter, the other Party’s Assigned Sales Force Effort for such Product in such country is less than or equal to                   ***                  of the Parties’ combined Assigned Sales Force Effort for such Product in such country, the sum of
     *** Approximately 6 lines omitted***
     (ii)     in the event that, during a given Calendar Quarter, the other Party’s Assigned Sales Force Effort for such Product in such country is greater than           ***
                   but less than           ***               of the Parties’ combined Assigned Sales Force Effort for such Product in such country, the sum of
     *** Approximately 5 lines omitted***
     6.1.5. Recalls; Customer Support.
          (a) Recalls. The determination of whether a Product recall is required shall, to the extent feasible, be made jointly by the Parties, provided that, to the extent required by regulatory time frames or public safety considerations, the Distributing Party shall have the right to make the Product recall decision. During the term of this Agreement, the Distributing Party shall be responsible for handling and implementing all recalls and market withdrawals of any
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Product in the Territory. The other Party will make available to the Distributing Party, upon request, all of the other Party’s pertinent records that the Distributing Party may reasonably request to assist it in effecting any recall or market withdrawals. The Parties shall share equally all costs of a recall or marketing withdrawal of a Product in the Territory. A Party shall have no obligation to reimburse or otherwise compensate the other Party for any lost profits or income that may arise in connection with any such recall or market withdrawal. Any investigation conducted in connection with a Product recall shall be undertaken jointly by the Parties.
          (b) Customer Support. The Distributing Party shall, using Commercially Reasonable Efforts, perform, and in consultation with the other Party, be responsible for all customer support services necessary to discharge its Distribution and Commercialization obligations hereunder, except that any customer support services which require regulatory approval, acquiescence or oversight, including, without limitation, pharmacovigilance, responding to physician inquiries, or professional education, shall be conducted by the Party with regulatory responsibility in the country in which the Product is distributed.
          6.1.6. Commercialization Expenses.
          (a) Premarketing Expenses. On a Product by Product and country by country basis, before Regulatory Approval of such Product in such country of the Territory, the Pre-Marketing Expenses incurred by the Parties with respect to such Product in anticipation of obtaining Regulatory Approval of such Product in such country shall be shared                       ***            consistent with plans and budgets established in the applicable Annual Development Plan. As such Pre-Marketing Expenses are incurred they shall be paid for by the Party incurring such expenses, subject to reimbursement as set forth in Section 4.3.4.
          (b) Payment of Expenses, Marketing Accounts. Subject to reconciliation as provided in Sections 6.1.6(d) and 6.1.6(e), as applicable, each Party shall be responsible and pay for the Sales and Marketing Expenses, Third Party License Fees, Assigned Sales Force Adjustment Payment, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges incurred by it in performing its activities in connection with the Commercialization of Products in the Territory. Subject to the limitations set forth in Section 6.1.6(c), each Party shall charge all such expenses so incurred by it or its Affiliates to a separate account created by such Party on its books and records solely for the purpose of tracking expenses incurred in connection with the Commercialization of Products in the Territory (each, a “Marketing Account”). Within thirty (30) days after the end of each Calendar Quarter, each Party shall submit to the other Party a written summary of all Sales and Marketing Expenses, Third Party License Fees, Assigned Sales Force Adjustment Payment, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges incurred by it in performing its activities in connection with the Commercialization of Products in the Territory,
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charged to its Marketing Account during such Calendar Quarter, which summary shall be accompanied by reasonable supporting documentation for such expenses.
          (c) Expense Limitations. The Sales and Marketing Expenses, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges charged by either Party to its Marketing Account in accordance with this Section 6.1.6, shall not be in an amount in excess of                         ***                      of the amount included for such expenses in the then current Annual Commercialization Plan, unless the JSC approves such excess expenses. All payments made by a Party to any Third Party in connection with the performance of its activities in connection with the Commercialization of a Product in the Territory shall be charged to such Party’s Marketing Account at such Party’s actual out-of-pocket cost incurred in accordance with the JSC approved contract entered into with such Third Party.
          (d) Reimbursement of Certain Expenses. At the time the Distributing Party, pursuant to Section 7.4.1, distributes to the other Party, such other Party’s share of Pre-tax Profits obtained from the sale of a Product in a country of the Territory during any Calendar Quarter, the Distributing Party shall also reimburse each of AHPC and ELAN for those Sales and Marketing Expenses, Assigned Sales Force Adjustment Payments, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges that are (i) directly allocable to the Commercialization of such Product in such country during such Calendar Quarter, (ii)properly charged by such Party to its Marketing Account and (iii)reported to the other Party in accordance with this Section. Such reimbursements shall be made solely from revenues obtained by the Distributing Party which are attributable to the Net Sales of such Product in such country of the Territory, with each Party receiving such reimbursement simultaneously in an amount proportional to the expenditures actually made by such Party *** Approximately 10 lines omitted *** . If the Net Sales are insufficient in any Calendar Quarter to fully reimburse the Parties proportionately as set forth above, reimbursement payments shall be made in a sequential manner first for the Cost of Goods Manufactured for Sale, second for the Third Party License Fees and third for the summed Sales and Marketing Expenses, Assigned Sales Force Adjustment Payments, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges charged to a Party’s Marketing Account with respect to such Calendar Quarter. After such sequential reimbursement payments have been made, the Party having the lower amount remaining in its Marketing Account shall pay to the other Party            ***           of the difference between the amount in such Party’s Marketing Account and the other Party’s Marketing Account.
     (e) Extra Sales Force Effort Reconciliation. Within sixty (60) days after the end of each calendar year, the JSC shall meet to review the Sales Force Effort provided by each of the Parties on a Product-by-Product and country-by-country basis during such calendar year. If, with respect to any Product in any country, a Party’s actual Sales Force Effort during such
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calendar year is materially different from such Party’s Assigned Sales Force Effort for such Product in such country during such calendar year, the JSC shall determine whether it is necessary for either Party to make an adjustment payment to the other Party, which adjustment payment shall be equivalent to:
     *** Approximately 11 lines omitted***
     The Party obligated to make such adjustment payment shall make such payment to the other Party within thirty (30) days after the JSC determines such adjustment payment is necessary.
     6.1.7. Marketing and Promotional Materials. The JSC shall determine the content, quantity and method of distribution of any promotional materials related to the Product in the Territory, provided, however, that all such marketing and promotional materials shall be subject to the approval of AHPC’s and ELAN’s legal, medical affairs, marketing and regulatory affairs departments before any use thereof by either Party. The JSC shall determine which Party will be responsible for preparing and duplicating such marketing and promotional materials and shall provide reasonable quantities of the same to each Party for use by such Party in connection with its Promotion of the Product in the Territory hereunder. Each Party shall use only marketing and promotional materials approved by the JSC. All Copyright and other intellectual property rights in said promotional materials shall remain vested in the Party that owns such promotional materials. Neither Party may independently create, distribute or use sales, promotion or other similar material relating to a Product in the Territory without the prior written consent of either the JSC or the other Party.
     6.1.8. Promotional Claims. Each Party shall limit the claims of safety and efficacy that such Party or its sales force makes for a Product in the Territory to those that are consistent with the approved labeling for such Product in such country of the Territory. Neither Party may add, delete or modify claims of efficacy or safety in its Promotion of any Product in the Territory nor make any changes in Promotion materials and literature approved by the JSC. Each Party’s Detailing and Promotion of a Product in the Territory shall be in strict adherence to all regulatory, professional and legal requirements including, without limitation, FDA’s regulations and guidelines concerning the advertising of prescription drug products, the American Medical Association’s Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, the ACCME Standards for Commercial Support of Continuing Medical Education, the then current Annual Commercialization Plan for the Product and any updates thereto.
     6.1.9. Samples. When Detailing and Sampling the Product, each Party’s professional sales representative shall complete Sample Receipt Forms provided by the
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Distributing Party. A copy of the completed Sample Receipt Forms shall be left with the physician receiving the Detail. Such professional sales representative shall mail to the Distributing Party, in pre-addressed, postage-paid envelopes provided by the Distributing Party, at the close of each business day the original completed Sample Receipt Forms for all Details performed by such professional sales representative that day. A copy of all such Sample Receipt Forms shall be kept by each such professional sales representative. Each Party shall ensure that each of its professional sales representatives fills out the Sample Receipt Forms accurately, completely and timely. The Fully-Absorbed Standard Cost incurred by the Distributing Party in providing and processing Sample Receipt Forms shall be charged by the Distributing Party to its Marketing Account as a Sales and Marketing Expense.
     6.1.10. Communications. Each Party shall be fully responsible for disseminating accurate information regarding a Product to its professional sales representatives based on the Product’s approved labeling and information provided by the JSC.
     6.1.11. Training. Each Party shall be responsible for the training of its own professional sales representatives, in accordance with the training requirements and training programs and using training materials approved by the JSC and shall require each of its professional sales representatives to attend sales training for a Product before their Promotion of such Product in the Territory hereunder. After the initial training meeting, each Party shall periodically provide additional training, in accordance with the training requirements and training programs and using training materials approved by the JSC, to each of its professional sales representatives Promoting Products hereunder. The expenses incurred by each Party in training its professional sales representatives shall be borne by the Party.
     6.1.12. Compliance. In connection with its Promotion of the Product in the Territory, each Party shall comply and shall cause each of its employees, representatives and agents, including, without limitation, each of its professional sales representatives, to comply with all laws and regulations of the Territory and shall do nothing which such Party knows or reasonably should know would jeopardize the goodwill or reputation of either Party or the reputation of any Product.
          6.2. Accounting Considerations         . The Parties have structured the Manufacturing and Commercialization provisions of this Agreement with a view to permitting *** Approximately 3 lines omitted ***. The Parties will use reasonable efforts to cause the current Manufacturing and Commercialization provisions to satisfy the foregoing accounting objectives. Notwithstanding any provision of this Agreement, if ELAN at any time can reasonably demonstrate to AHPC that the Manufacturing and Commercialization provisions do not achieve the foregoing accounting objectives, the Parties agree to negotiate in good faith to achieve these accounting objectives (subject to the provisions of Article 11), which shall, if required, include, but not be limited to, modification of responsibility for Product Distribution in some countries.
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          6.3. Product Pricing. At regular intervals consistent with the preparation of the Commercialization Plan and Annual Commercialization Plan, AHPC shall conduct studies relating to the optimal Product pricing or reimbursement strategies on a country-by-country, or as applicable, regional basis. AHPC shall have sole discretion with respect to the manner, nature and conduct of such studies, but shall consult with and permit ELAN to comment on and provide guidance thereto. AHPC shall present its findings and any recommendations relating to pricing and reimbursement strategies to the JSC in order to permit it to prepare the Commercialization Plan and the Annual Commercialization Plans. No recommendation made by AHPC or discussed by the JSC shall be binding on either Party. AHPC shall have sole decision authority and discretion with respect to all pricing decisions relating to Products in the United States, its territories and possessions, and ELAN shall have sole decision authority and discretion with respect to all pricing decisions relating to Products in all countries of the Territory except the United States, its territories and possessions provided, however, that on a country-by-country basis, in the event that the Parties cannot agree that it would be lawful for AHPC or ELAN to have pricing authority in such country (where confirmed in writing by a mutually acceptable independent outside counsel), the Distributing Party in such country shall have sole decision authority and discretion with respect to all pricing decisions relating to Products in such country.
          6.4. Diligence. Each Party shall use its respective Commercially Reasonable Efforts in carrying out all of its obligations in connection with the Manufacture, Distribution and Commercialization of Products under the then current Annual Commercialization Plan.
7. CONSIDERATION.
          7.1. Reimbursement of Expenditures for Previously Developed Intellectual Property.
          7.1.1. To NEURALAB. On the Effective Date, AHPC shall pay NEURALAB *** Approximately 5 lines omitted *** .
          7.1.2. To AHPC. On the Effective Date, NEURALAB shall pay to AHPC *** Approximately 2 lines omitted*** .
          7.1.3. No Refunds or Credits. The payments set forth in Section 7. 1.1 and 7.1.2 shall not be refundable or creditable and shall not be subject to or create future performance obligations upon either AHPC or ELAN.
          7.2. Additional Payments.
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     7.2.1. One-Time Payments. In consideration of NEURALAB’s contributions to the Research Program and the Development Program, subject to Article 11, AHPC shall pay to NEURALAB the following additional Research and Development expense reimbursement payments, each such payment being due and payable one time only and within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 10 lines omitted ***	***Approximately 3 lines omitted ***
     7.2.2. Pre-Approval Payments. In consideration of NEURALAB contributions to the Research Program and the Development Program, subject to Article 11, AHPC shall pay to NEURALAB the following additional Research and Development expense reimbursement payments, each such payment being due and payable within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 25 lines omitted ***	*** Approximately 13 lines omitted ***
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     7.2.3. Approval Payments. Subject to Article 11, AHPC shall pay to NEURALAB the following payments based on specific approvals set forth below. These payments are for past Research and Development efforts. Each such payment shall be due and payable within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 24 lines omitted ***	*** Approximately 12 lines omitted ***
     7.2.4. Additional Products. Subject to Article 11, each of the additional payments set forth in this Section 7.2 are payable only once with respect to any Product and shall be non-refundable and non-creditable. Notwithstanding the immediately preceding sentence, subject to Article 11, additional payments equal to           ***            of the payment indicated above in Section 7.2.2 and 7.2.3 shall be payable for up to           ***                 R&D Candidates or Products, as applicable, with respect to which each event set forth above occurs; provided that such    ***    additional payments shall only be payable
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if subsequent occurrences of any event result from R&D Candidates or Products, as applicable, that *** Approximately 8 lines omitted ***.
          7.3. Sales Bonus. Subject to Article 11, AHPC shall pay to NEURALAB a one-time sales bonus payment in the amount of                 ***                  within thirty (30) days after the first occasion on which aggregate world-wide Net Sales of a Product or Products under this Agreement, *** Approximately 2 lines omitted ***.
     7.4. Reports and Payments.
     7.4.1. Pre-tax Profit Statements and Payments. After the First Commercial Sale of a Product in the Territory, the Distributing Party, within sixty (60) days after the end of each Calendar Quarter, shall deliver to the other Party a report setting forth for such Calendar Quarter the following information, on a Product-by-Product and country-by-country basis: (i) the Net Sales of such Product in each country of the Territory, (ii) the Pro-Forma Net Profit obtained from the sale of such Product in each country of the Territory, (iii) the deductions made from Net Sales in calculating such Pro-Forma Net Profit, including, without limitation, the computation of Cost of Goods Manufactured for Sale in such detail as the Distributing Party customarily uses for its own internal reporting purposes, or as reasonably requested by the other Party, each Party’s Sales and Marketing Expenses, Third Party License Fees, Assigned Sales Force Adjustment Payments, Distribution Expenses, Post-Approval Research and Regulatory Expenses and Working Capital Charges, and (iv) the amount of the AHPC Pre-tax Profit and the ELAN Pre-tax Profit. No such reports shall be due with respect to any Product before the First Commercial Sale of such Product in the Territory. At the time such report is made, the Distributing Party shall, after reimbursement under Section 6.1.6(d) has been made, remit to the other Party the amount of the AHPC Pre-tax Profit or ELAN Pre-tax Profit, as applicable, if any, allocated to such other Party for such Calendar Quarter after any deductions made in accordance with this Section. The Parties will work together to report to each other estimates of the amounts to be included in such reports prior to the expiration of such sixty (60) day period.
     7.4.2. Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations. As of the Effective Date, the Parties believe that, under applicable laws and regulations, withholding of taxes on payments made under Section 7.1 and 7.2 is not required, provided, however, that if due to any change in the applicable laws or regulations, or either Party’s interpretation thereof, withholding is required, the provisions of this Section 7.4.2 shall govern. If the paying Party is so required to deduct or withhold such Party will (i) promptly notify the other Party of such requirement, (ii) pay to the relevant authorities the full amount
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required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party, (iii) promptly forward to the other Party an official receipt (or certified copy) or other documentation reasonably acceptable to the other Party evidencing such payment to such authorities.
     7.4.3. Currency. All amounts payable and calculations hereunder shall be in United States dollars. As applicable, Net Sales, Pre-tax Profits and any expenses incurred by either Party shall be translated into United States dollars in accordance with the paying Party’s customary and usual currency conversion procedures, consistently applied. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article 7, the Parties shall consult with a view to finding a prompt and acceptable solution, and the paying Party will deal with such monies as the other Party may lawfully direct at no additional out-of-pocket expense to the paying Party.
     7.5. Maintenance of Records; Audits.
     7.5.1. Record Keeping for the Territory. Each Party shall keep and maintain accurate and complete records in connection with the sale by it of Products in the Territory hereunder and each Party shall keep and maintain accurate and complete records showing the expenses incurred and efforts employed by or on behalf of it in Promoting Products in the Territory hereunder, which books and records shall be in sufficient detail to permit the accurate determination of Net Sales, Pre-tax Profits and all other figures necessary for the verification of the allocation of Pre-tax Profits. Each Party shall maintain and cause its Affiliates to maintain such records for a period of at least                 ***                after the end of the calendar year in which they were generated.
     7.5.2. Audits. Upon thirty (30) days prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine, at the Auditing Party’s sole expense, the relevant books and records of the Audited Party as may be reasonably necessary to verify the accuracy of the reports submitted by the Audited Party in accordance with Section 7.4.1 and the calculation and allocation of Pre-tax Profits. An examination by a Party under this Section 7.5.2 shall occur not more than once in any calendar year and shall be limited to the pertinent books and records for any calendar year ending not more than            ***             before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The
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Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party’s facilities or records. Upon completion of the audit, the accounting firm shall provide both AHPC and ELAN a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect, whether the calculation and allocation of Pre-tax Profits are correct or incorrect, and, in each case, the specific details concerning any discrepancies. No other information shall be provided to the Auditing Party.
     7.5.3. Underpayments/Overpayments. If such accounting firm correctly concludes that additional Pre-tax Profits were due to a Party, the other Party shall pay to such Party such additional Pre-tax Profits together with any interest that may be due thereon as provided in Section 7.6 within thirty (30) days of the date the Parties receives such accountant’s written report so correctly concluding. If an underpayment to an Auditing Party exceeds                 ***                of the Pre-tax Profits that were to be distributed to such Auditing Party, the other Party also shall reimburse the Auditing Party for the out-of-pocket expenses incurred in conducting the audit, except in the event that such underpayment was due to any inaccurate information provided by the Auditing Party.
     7.5.4. Confidentiality. All financial information of a Party which is subject to review under this Section 7.5 shall be deemed to be Confidential Information subject to the provisions of Article 9, and such Confidential Information shall not be disclosed to any Third Party or used for any purpose other than verifying payments to be made by one Party to the other hereunder, provided, however, that such Confidential Information may be disclosed to Third Parties only to the extent necessary to enforce a Party’s rights under this Agreement.
          7.6. Interest. Any payment under this Article 7 that is more than            ***             past due shall thereafter be subject to interest at an annual percentage rate of              ***           . Likewise, any overpayment that is not refunded within            ***             after the date such overpayment was identified shall thereafter be subject to interest at an annual percentage rate of           ***           , provided, however, that if the overpayment is due to errors in reports provided by the overpaid Party, such interest shall accrue from the date the overpayment was made.
          7.7. GAAP. The calculation of all expenditures, payments and reimbursements made by either Party under this Agreement shall be made in accordance with United States generally accepted accounting procedures.
8. INTELLECTUAL PROPERTY.
          8.1. Ownership. All Collaboration Inventions shall be owned jointly by the Parties. All patent applications and patents covering any Collaboration Invention shall be owned
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jointly by the Parties. Nothing in this Section 8.1 shall affect the ownership of Prior Inventions or Non-Collaboration Inventions.
     8.2. Joint Patent Committee.
     8.2.1. Membership. Within thirty (30) days after the Effective Date, ELAN and AHPC shall establish a “Joint Patent Committee” or “JPC” to oversee and direct the continued prosecution of ELAN Patent Rights and the preparation and filing of new patent applications covering Collaboration Inventions. The JPC shall be comprised of one (1) senior patent attorney from each Party as appointed by such Party. A Party may replace its representative from time to time upon written notice to the other Party. The JPC shall exist until the termination of this Agreement.
     8.2.2. Decisions. All decisions of the JPC shall be unanimous, and in the event that a decision cannot be reached by the JPC, the matter shall be referred to the Associate General Counsel – Patents and Trademarks for AHPC and the Vice President, Intellectual Property, ELAN Pharmaceuticals for further review and resolution. In the event that such officers are unable to reach a decision with respect to any such matter, then such matter shall be resolved in accordance with Section 3.1.4.
     8.3. Prosecution and Maintenance of Patent Rights.
     8.3.1. ELAN Patent Rights. Decisions as to whether to file, prosecute and maintain, and in which countries to do so, ELAN Patent Rights licensed to AHPC hereunder, along with other strategic decisions relating thereto, shall be made by the JPC. Based on such decisions, ELAN shall use diligent efforts to prepare, file, prosecute and maintain all of the ELAN Patent Rights which are licensed to AHPC hereunder, using patent counsel that is reasonably acceptable to AHPC. With respect to any such ELAN Patent Right, ELAN shall give AHPC an opportunity to review and comment upon the text of the applications before filing, shall consult with AHPC with respect to such application, and shall supply AHPC with a copy of the applications as filed, together with notice of its filing date and serial number whether such ELAN Patent Rights are filed prior to or after the Effective Date, as well as full copies of the prosecution history for those ELAN Patent Rights filed prior to the Effective Date. ELAN shall keep AHPC advised of the status of the actual and prospective patent filings, including, without limitation, the grant of any ELAN Patent Rights, and shall provide advance copies of any official correspondence related to the filing, prosecution and maintenance of such patent filings for review and comment by AHPC. If ELAN, on a country-by-country basis, elects not to file a patent application or to cease the prosecution and/or maintenance of any such ELAN Patent Right in such country, ELAN shall provide AHPC with written notice immediately upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent and at least sixty (60) days before ceasing prosecution and/or maintenance of such ELAN Patent Right and, in such case, shall permit AHPC, at AHPC’s sole discretion, to file and/or continue prosecution and/or maintenance of such Patent Right in such country at AHPC’s own expense. If AHPC elects to continue prosecution or maintenance, ELAN, upon AHPC’s request, shall assign such Patent Right to AHPC and execute such documents and perform such acts, at

AHPC’s expense, as may be reasonably necessary to permit AHPC to file, prosecute and/or maintain such ELAN Patent Right in such country. Notwithstanding the foregoing, the rights of AHPC under this Section 8.3.1 shall not apply where the exercise of such rights would violate applicable law or any agreement between ELAN and a Third Party.
     8.3.2. Collaboration Patent Rights.
          (a) Upon the identification of a Collaboration Invention, the JPC shall (i) promptly discuss such Collaboration Invention, (ii) promptly discuss the desirability of filing a United States patent application covering such Collaboration Invention, as well as any foreign counterparts, (iii) make the final decision with respect to any such filings as soon as practicable, and (iv) designate the Party to be responsible for the supervision of the preparation, filing and prosecution of such patent application by outside patent counsel reasonably acceptable to the JPC. Such outside patent counsel shall be instructed to act in the best interests of both Parties taking into consideration their relative interests under this Agreement.
          (b) The Party responsible for the preparation, filing and prosecution of a patent application covering a Collaboration Invention shall provide the other Party with a copy of any patent application which first discloses such Collaboration Invention prior to filing the first of such applications in any jurisdiction, if possible, for review and comment by the other Party. The Party responsible for each patent application shall keep the other Party advised of the status of the actual and prospective patent filings, including, without limitation, the grant of any Collaboration Patent Rights, and shall provide advance copies of any official correspondence related to the filing, prosecution and maintenance of such patent filings for review and comment by the other Party. The Party receiving any such patent application and official correspondence shall maintain such information in confidence.
          (c) Subject to (i) the grant of licenses to AHPC and ELAN under Article 2, and (ii) the exclusivity provisions of Section 2.4, each Party shall be free to exploit Collaboration Patent Rights within the Territory without restriction and without payment of any compensation to the other Party.
     8.3.3. Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension, including without limitation, supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable to Patent Rights covering Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent. All filings for such extension shall be made by the Party to whom the patent is assigned, provided, however, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

     8.3.4. Costs and Expenses. The Parties shall                 ***                all costs and expenses of filing, prosecuting, maintaining and extending the Collaboration Patent Rights. AHPC shall reimburse ELAN for            ***             of the reasonable costs associated with the ELAN Patent Rights incurred after the Effective Date. Notwithstanding the foregoing, any expenses regarding intellectual property within the ELAN Patent Rights that is not limited to Betabloc or Improvement Products or the Field, as well as any expenses regarding intellectual property that is non-exclusively licensed to AHPC, shall be paid solely by ELAN.
     8.4. Trademarks.
     8.4.1. Product Trademark. All Products shall be sold in the Territory under Trademarks selected by the JSC. AHPC shall own such Trademarks and shall be responsible for the filing, prosecution and maintenance of such Trademarks in each country of the Territory. The JSC shall use its best efforts to select a world-wide Trademark for each Product. The costs of obtaining and maintaining said Trademarks shall be shared equally by the Parties.
     8.4.2. Party Name on Product Promotional Material. To effectuate the purposes of this Agreement, AHPC shall grant to Elan an exclusive, royalty free license in a separate written agreement, to use Trademarks in connection with the Commercialization of a Product in a country where ELAN is the Distributing Party. With respect to Product promotional materials, packaging, labels or package inserts, to the extent such items identify or otherwise make reference to either of the Parties, ELAN and AHPC shall both be presented and described with equal prominence and emphasis as having joined and participated in the joint Development and Commercialization of the Product (subject to compliance with the applicable laws and regulations of each country in which such Product is to be presented). All documentary information and oral presentations (where practical) regarding the Detailing and Promotion of Products shall state this arrangement and display the names, logos and company trademarks of ELAN and AHPC with equal prominence.
     8.5. Enforcement of Patent Rights.
     8.5.1. Notice. If ELAN or AHPC becomes aware that any ELAN Intellectual Property, AHPC Intellectual Property or Collaboration Patent Rights is infringed or misappropriated by a Third Party or is subject to a declaratory judgment action arising from such infringement, ELAN or AHPC, as the case may be, shall promptly notify the other Party.
     8.5.2. Enforcement by AHPC. AHPC shall have the first right (but not the obligation), at its sole expense, to enforce the Collaboration Patent Rights, AHPC Patent
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     Rights and ELAN Patent Rights; provided, however, that (i)ELAN shall have the right to join such proceeding at any time at its own expense and will do so at any time if it is deemed to be a necessary Party, and (ii)AHPC shall not admit the invalidity or unenforceability of any Collaboration Patent Rights or ELAN Patent Rights without ELAN’s prior written consent. AHPC shall keep ELAN reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. ELAN shall assist AHPC, upon request and at ELAN’s expense in taking any action to enforce the Collaboration Patent Rights or ELAN Patent Rights and shall join in any such action if deemed to be a necessary party. AHPC shall incur no liability to ELAN as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Collaboration Patent Rights or ELAN Patent Rights invalid, not infringed or unenforceable.
     8.5.3. Enforcement by ELAN. If AHPC fails to abate an infringement of the Collaboration Patent Rights or ELAN Patent Rights, or to file an action to abate such infringement, within six (6) months after a written request from ELAN to do so, or if AHPC discontinues the prosecution of any such action, ELAN at its expense may, in its discretion, undertake such action as it determines appropriate (other than the grant of a license to the allegedly infringing Third Party) to enforce such Collaboration Patent Rights or ELAN Patent Rights. ELAN shall keep AHPC reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. In such case, AHPC shall assist ELAN, upon request and at AHPC’s sole expense, in taking any action to enforce the Collaboration Patent Rights or ELAN Patent Rights.
     8.5.4. Recoveries. All monies recovered upon the final judgment or settlement of any such action shall be used first to reimburse the costs and expenses (including reasonable attorneys’ fees and costs) of AHPC and ELAN and thereafter the Parties shall                ***               .
     8.6. Third Party Claims.
     8.6.1. Third Party Claims — Course of Action. If the Commercialization of a Product, under this Agreement, is alleged by a Third Party to infringe a Third Party’s patent or misappropriate a Third Party’s trade secret, the Party becoming aware of such allegation shall promptly notify the other Party thereof, in writing, reasonably detailing the claim.
     8.6.2. Negotiation with Third Party. The JSC shall determine which Party shall negotiate with said Third Party for a suitable license or assignment and execute such license or assignment, provided, however, that such Party shall enter into no such agreement unless it has first obtained the other Party’s written approval of the terms of
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such agreement, including the amounts of any royalties or payments, which approval shall not be unreasonably withheld. If such negotiation results in a consummated agreement, such Party shall make all payments to the Third Party and such payments shall *** Approximately 4 lines omitted *** .
     8.6.3. Third Party Suit. If a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s or the Sued Party’s Sublicensees’ Research, Development, Manufacture or Commercialization of any R&D Candidate and/or Product infringes or will infringe said Third Party’s patent or misappropriates said Third Party’s trade secret, then upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party suit, the other Party shall provide reasonable assistance to the Sued Party for such defense and shall join such suit if deemed a necessary party. The Sued Party shall keep the other Party, if such other Party has not joined in such suit, reasonably informed on a quarterly basis, in person or by telephone, prior to and during the pendency of any such suit. The Sued Party shall not admit the invalidity of any patent within the Collaboration Patent Rights, the ELAN Patent Rights or the AHPC Patent Rights, nor settle any such suit, without written consent of the other Party. The Parties shall *** Approximately 3 lines omitted ***.
     8.7. Third Party Licenses.
     8.7.1. General. If either Party believes that there exists Third Party intellectual property that constitutes Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, it shall notify the JSC and the JPC. The JPC shall then determine whether or not such Third Party intellectual property constitutes Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be. If the determination of the JPC is affirmative, the JSC shall determine whether, on what terms (economic or otherwise), and by which Party (the “Licensing Party”) such Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, shall be licensed for the purposes of this Agreement. Prior to entering into a license agreement with respect to such Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, the Licensing Party shall submit the proposed license agreement to the JSC for approval. If the JSC approves the proposed license agreement, the Licensing Party shall enter into such license agreement and shall pay the Third Party License Fees due thereunder, subject to reimbursement in accordance with Section 4.3.5 or 6.1.6(d), as applicable. Any agreement entered into pursuant to this Section 8.7.1 and any ELAN In-License or other agreements between a Party and any Third Party existing as of the Effective Date and relating to either Elan Intellectual Property or AHPC Intellectual Property, shall not be amended without the prior written consent of the JSC.
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     8.7.2. Failure to Obtain a Third Party License. If, within ninety (90) days after a Licensing Party has been instructed by the JSC, pursuant to Section 8.7.1, to attempt to enter into a license agreement with respect to Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, it is determined by the JSC that no license is obtainable on commercially reasonably terms despite a good faith attempt by such Licensing Party to obtain such license, then (a) neither Party shall practice the Third Party intellectual property that was the subject of the proposed license agreement and (b) in the case of Blocking Third Party Intellectual Property only, neither Party shall proceed with the Research, Development, Manufacture and/or Commercialization of an R&D Candidate or Product, as the case may be, to the extent doing so would infringe such Blocking Third Party Intellectual Property.
     8.7.3. Resolution of Disputes. If the JPC is unable to reach a determination under Section 8.7.1 with respect to whether Third Party intellectual property constitutes Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, then such issue shall be presented to the JSC for determination. If the JSC is unable to resolve such issue, or is unable to reach a determination under Section 8.7.1 or 8.7.2 with respect to any issue relating to a proposed license agreement, then such issue shall be evaluated in accordance with the procedures set forth in Section 3.1.4. If such issue cannot be resolved, pursuant to Section 3.1.4, then *** Approximately 6 lines omitted ***.
          8.8. Patent Marking. Each Party agrees to mark and have its Affiliates and all Sublicensees mark all Products (or their containers or labels) sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.
          8.9. Patent Certifications. Each Party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to 21 U.S.C. § 355(b)(2)(A), or § 355(j)(2)(A)(vii) (or any amendment or successor statute thereto) claiming that the ELAN Patent Rights, AHPC Patent Rights or Collaboration Patent Rights covering any Product are invalid or that infringement will not arise from the manufacture, use or sale of such Product by a Third Party.
     8.10. Certain Actions.
     8.10.1. ELAN. During the term of this Agreement, ELAN shall use reasonable efforts not to diminish the rights under ELAN Intellectual Property or ELAN/Lilly Patent Rights granted to AHPC under this Agreement, including without limitation by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and Third Parties (including ELAN In-Licenses) which
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provide for intellectual property rights applicable to the Research, Development, Manufacture or Commercialization of any R&D Candidate or Product and shall provide AHPC with prompt written notice of any alleged breach of any such agreements.
     8.10.2. AHPC. During the term of this Agreement, AHPC shall use reasonable efforts not to diminish the rights under AHPC Intellectual Property granted to ELAN under this Agreement, including without limitation by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and Third Parties which provide for intellectual property rights applicable to the Research, Development, Manufacture or Commercialization of any R&D Candidate or Product and shall provide ELAN with prompt written notice of any alleged breach of any such agreements.
          8.11. Limitation. Notwithstanding any other provision in this Article 8, the Parties acknowledge and understand that ELAN shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the ELAN Patent Rights if, and to the extent that, ELAN is not entitled to do so under applicable agreements with Third Parties.
9.  CONFIDENTIALITY.
          9.1. Confidentiality. During the term of this Agreement and for a period of                 ***                following the expiration or earlier termination thereof, each Party shall maintain in confidence the Confidential Information of the other Party, and shall not disclose, use or grant to a Third Party the right to use any of the Confidential Information of the other Party except on a need-to-know basis to such Party’s directors, officers and employees, and to such
          Party’s consultants working on such Party’s premises, to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a Party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.
          9.2. Terms of Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party; provided, however, that a Party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors, who are obligated to maintain such information in confidence, and (b) to a Third Party (who is obligated to maintain such information in confidence) in connection with (i) an equity investment in ELAN by such Third Party, which investment is in excess of                 ***                of ELAN’s market capitalization at such time,
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(ii) a merger, consolidation or similar transaction by such Party, or (iii) the sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement. Notwithstanding the foregoing, prior to execution of this Agreement, the Parties have agreed upon the substance of information that can be used to describe the terms and conditions of this transaction, and each Party may disclose such information, as modified by mutual written agreement the Parties, without the consent of the other Party.
          9.3. Permitted Disclosures. The confidentiality obligations under this Article 9 shall not apply (a) to the extent that a Party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, or (b) to the extent necessary or desirable to allow either Party (where possible, with adequate safeguards for confidentiality) to defend against litigation or to file and prosecute patent applications; provided, however, in either such case that such Party shall provide written notice thereof to the other Party, consult with the other Party with respect to such disclosure and provide the other Party sufficient opportunity to object to any such disclosure or to request that the disclosing Party seek confidential treatment thereof, in which event the disclosing Party shall use all reasonable efforts to accommodate the other Party’s requests.
          9.4. Publications. During the term of this Agreement, each Party will submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to Collaboration Intellectual Property, the Research Program, Development Program, R&D Candidates and/or Products for review in connection with preservation of exclusive Patent Rights and/or to determine whether Confidential Information should be modified or deleted, provided, however that after the approval of an academic, scientific or medical publication and/or public presentation has been given, then such Party shall not have to resubmit any such information for re-approval should it be republished or publicly disclosed in another form. Written copies of such proposed publications and presentations shall be submitted to the other Party no later than sixty (60) days before submission for publication or presentation and such other Party shall provide its comments with respect to such publications and presentations within thirty (30) days following its receipt of such written copy. Notwithstanding the foregoing, no such publication or presentation shall be made until such publication or presentation has been approved by each Party’s respective patent counsel. ELAN and AHPC will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Research Program, the Development Program, R&D Candidates, Products and/or Collaboration Intellectual Property.
10. REPRESENTATIONS AND WARRANTIES
          10.1. Representations and Warranties of Each Party. As of the Effective Date, each of ELAN and AHPC hereby represents and warrants to the other Party hereto as follows:
     (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

     (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;
     (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
     (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;
     (e) its Patent Rights and Know-How are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part; and
     (f) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement.
          10.2. Additional Representations and Warranties of ELAN. ELAN hereby represents and warrants to AHPC that as of the Effective Date:
     (a) ELAN has the sole right, title and interest in and to the ELAN Patent Rights listed in Exhibit 10.2(a) to this Agreement;
     (b) no ELAN Patent Rights are subject to, or were developed pursuant to, any funding agreement with any government or government agency, except as provided on Exhibit 10.2(b) to this Agreement;
     (c) to ELAN’s knowledge, the use of Ab in the Field does not infringe any issued U.S. or European patents owned or controlled by any Third Party (except as licensed to ELAN by such Third Party);
     (d) ELAN is not in breach of any material provisions of any agreements with Third Parties (including without limitation the ELAN In-Licenses) relating to the ELAN Patent Rights;
     (e) ELAN has neither represented nor conceded that Lilly has rights to the use of Ab in the Field;

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The outcome of the ELAN/Lilly Litigation shall not be determinative as to the absence or presence of a breach of the foregoing representations and warranties in Sections 10.1 and 10.2.
          10.3. Additional Representations and Warranties of AHPC. AHPC hereby represents and warrants to ELAN that as of the Effective Date:
     (a) AHPC has the sole right, title and interest in and to the AHPC Patent Rights listed in Exhibit 10.3(a) to this Agreement;
     (b) No AHPC Patent Rights are subject to, or were developed pursuant to any funding agreement with any government or government agency, except as provided in Exhibit 10.3(b) to this Agreement; and
     (c) AHPC is not in breach of any material provisions of any agreements with Third Parties relating to the AHPC Patent Rights.
          10.4. Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.
          10.5. No Inconsistent Agreements. Neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.
          10.6. Disclaimer. THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
11. *** Approximately 185 lines omitted ***
12. GOVERNMENT APPROVALS.
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          12.1. HSR Filing. Each of ELAN and AHPC shall file, as soon as practicable after the date this Agreement is signed by each of the Parties, with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) the notification and report form (the “Report”) required under the HSR Act with respect to the transactions as contemplated hereby and shall reasonably cooperate with the other Party to the extent necessary to assist the other Party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act. Each Party shall bear its own expenses, including, without limitation, legal fees incurred in connection with preparing such filings, except that AHPC shall pay any HSR filing fees required of either Party.
          12.2. ELAN’s and AHPC’s Obligations. Each of ELAN and AHPC shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.
          12.3. Additional Approvals. ELAN and AHPC will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining approval under the HSR Act or other governmental approvals of the transactions contemplated by this Agreement.
          12.4. Termination. If a Report is required to be filed under the HSR Act, either Party may, before the Effective Date, terminate this Agreement by written notice to the other Party, if, within one hundred fifty (150) days after the Report is filed in accordance with Section 12.1, approval of the transactions contemplated by this Agreement under the HSR Act has not been obtained or the notice and waiting period, as may be extended by the FTC, under the HSR Act has not expired without adverse action regarding this Agreement or the transactions contemplated hereby. If this Agreement is terminated pursuant to this Section 12.4, then, notwithstanding any provision in this Agreement to the contrary, neither Party shall have any further obligation to the other Party with respect to the subject matter of this Agreement except for the obligations set forth in Article 9, which obligations shall survive any termination of this Agreement.
13. TERM AND TERMINATION.
          13.1. Term. The term of this Agreement will commence on the Effective Date and, unless earlier terminated as provided in Article 11, this Article13 or in Section 12.4, shall continue in full force and effect on a Product-by-Product and country-by-country basis for so long as any R&D Candidate is being Developed or any Product is being sold under this

Agreement. Notwithstanding the foregoing, the Research Term shall be as set forth in Section 4.1.2, unless this Agreement is terminated as provided in Article11, this Article 13 or in Section 12.4.
          13.2. Termination for Cause.
          13.2.1. Termination for Cause. This Agreement may be terminated effective immediately by written notice by either Party at any time during the term of this Agreement for a continuing material breach or recurring material breaches by the other Party, which breach or breaches remain uncured for            ***           in the case of nonpayment of any amount due (unless there exists a bona fide dispute as to whether such payment is owing, in which case the            ***             period shall be tolled pending resolution of such dispute) and               ***               for all other breaches, each measured from the date written notice of such breach is given to the breaching Party, provided, however, that if such breach is not susceptible of cure within the stated period and the breaching Party uses diligent good faith efforts to cure such breach, the stated period will be extended by an additional            ***            .
     13.2.2. Effect of Termination for Cause on Licenses. If a Party (the “Terminating Party”) terminates this Agreement pursuant to this Section 13.2 or pursuant to Section 13.7.3:
     (a) all licenses granted by the Terminating Party to the other Party hereunder will automatically terminate;
     (b) all licenses granted by the other Party to the Terminating Party will become fully paid up, irrevocable, perpetual, royalty-free licenses;
     (c) the other Party will assign to the Terminating Party all right, title and interest in and to: (i) all regulatory filings and Regulatory Approvals pertaining to any Product which regulatory filings and Regulatory Approvals, if any, are Controlled by the other Party, (ii) all of the other Party’s interest in any Trademark, including, without limitation, the goodwill symbolized by such Trademark used for Products, and (iii) all of the other Party’s interest in any Copyrights necessary or useful for Commercializing Products;
     (d) the other Party will grant to the Terminating Party a worldwide, exclusive (even as to the other Party) license to practice any invention claimed in the Collaboration Patent Rights and to practice the Collaboration Know-How for all research and commercial purposes in the Field; and
     (e) the other Party will have no right to receive a share of Pre-tax Profits or any other payments which may result from the sale of any Product, the occurrence of any event or the conduct of any activity after the effective date of such termination, provided,
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however, that the other Party shall remain entitled to receive any payments that accrued before the effective date of such termination.
     13.3. Termination for Convenience.
     13.3.1. Right to Terminate. Subject to adjustment as set forth in Section 13.7.3, at any time                                                                  ***                                                     , AHPC may terminate this Agreement upon one hundred eighty (180) days prior written notice to ELAN (a “Termination for Convenience”).
     13.3.2. Effect of Termination for Convenience. If AHPC elects to effect a Termination for Convenience:
     (a) the licenses under AHPC Intellectual Property granted by AHPC to ELAN shall be limited in scope so that they only permit ELAN to continue Research, Development, Manufacture and Commercialization of R&D Candidates and Products created by the Parties prior to such termination, and as so limited will become fully paid up, irrevocable, perpetual, royalty-free licenses, and all other licenses granted by AHPC to ELAN will automatically terminate;
     (b) all licenses granted by ELAN to AHPC will automatically terminate;
     (c) AHPC will assign to ELAN all right, title and interest in and to: (i) all regulatory filings and Regulatory Approvals pertaining to any Product created by the Parties prior to such termination, which regulatory filings and Regulatory Approvals, if any, are Controlled by AHPC, (ii) all of AHPC’s interest in any Trademark, including, without limitation, the goodwill symbolized by such Trademark used for Products created by the Parties prior to such termination, and (iii) all of AHPC’s interest in any Copyrights necessary or useful for Commercializing Products created by the Parties prior to such termination;
     (d) AHPC will grant to ELAN a worldwide, exclusive (even as to AHPC) license to practice any invention claimed in the Collaboration Patent Rights and to practice the Collaboration Know-How for all research and commercial purposes in the Field; and
     (e) AHPC will have no right to receive a share of Pre-tax Profits or any other payments which may result from the sale of any Product, the occurrence of any event or the conduct of any activity after the effective date of such termination, provided, however, that AHPC shall remain entitled to receive any payments that accrued before the effective date of such termination.
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          13.4. Termination Pursuant to Section 11.2. In the event of a termination under Section 11.2, then, notwithstanding any provision of this Agreement to the contrary, neither Party shall have any further obligation to the other Party with respect to the subject matter of this Agreement except for the obligations set forth in Article 9, which obligations shall survive any termination of this Agreement.
          13.5. Termination for Failure to Reach Certain Net Sales Levels.
     13.5.1. Right to Terminate. If Net Sales of Products during a calendar year fail to reach *** Approximately 3 lines omitted *** then either Party (the “Section 13.5 Terminating Party”) may terminate this Agreement upon one hundred eighty (180) days prior written notice to the other Party.
     13.5.2. Effect on Other Rights and Obligations. If a Party terminates this Agreement in accordance with Section 13.5.1, then: (a) all rights to Research, Develop, Manufacture and Commercialize R&D Candidates and Products shall vest in the other Party; (b) all licenses granted to the Section 13.5 Terminating Party hereunder shall terminate; (c) the Section 13.5 Terminating Party shall assign to the other Party all right, title and interest in and to: (i) all regulatory filings and Regulatory Approvals pertaining to any Product which regulatory filings and Regulatory Approvals, if any, are owned or otherwise controlled by the Section 13.5 Terminating Party, (ii) all of the Section 13.5 Terminating Party’s interest in any Trademark, including, without limitation, the goodwill symbolized by such Trademark used for Products, and (iii) all of the Section 13.5 Terminating Party’s interest in any copyrights necessary or useful for Commercializing Products; (d) the Section 13. 5 Terminating Party shall grant to the other Party a worldwide, exclusive (even as to the Section 13.5 Terminating Party) license to practice any invention claimed in the Collaboration Patent Rights and to practice the Collaboration Know-How for all research and commercial purposes in the Field; and (e) no further payments shall be required under Article 7, except that the other Party shall thereafter pay the Section 13.5 Terminating Party a Trademark and Know-How royalty on its Net Sales of each Product (on a Product-by-Product basis) as follows:
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     13.6. Provision for Insolvency.
     13.6.1. Termination. This Agreement may be terminated by written notice by either Party at any time during the term of this Agreement upon the declaration by a court of competent jurisdiction that the other Party is bankrupt and, pursuant to the U.S. Bankruptcy Code such other Party’s assets are to be liquidated, the filing or institution of bankruptcy, liquidation or receivership proceedings (other than reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code), or upon an assignment of a
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substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party’s business, or if a substantial portion of such Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.
     13.6.2. Effect on Licenses. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party agrees that the other Party, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11. Each Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against a Party under Title 11 (the “Title 11 Party”), such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as the other Party may elect in a written request, immediately upon such request:
     (i) perform all of the obligations provided in this Agreement to be performed by the Title 11 Party including, where applicable and without limitation, providing to the other Party portions of such intellectual property (including embodiments thereof) held by the Title 11 Party and such successors and assigns or otherwise available to them; or
     (ii) provide to the other Party all such intellectual property (including all embodiments thereof) held by the Title 11 Party and such successors and assigns or otherwise available to them; and
     (iii) not interfere with the rights of the other Party under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.
     13.6.3. Rights to Intellectual Property. If a Title 11 case is commenced by or against the Title 11 Party, and this Agreement is rejected as provided in Title 11, and the other Party elects to retain its rights hereunder as provided in Title 11, then the Title 11 Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to the other Party all such intellectual property (including all embodiments thereof) held by the Title 11 Party and such successors and assigns, or otherwise available to them, immediately upon the other Party’s written request. Whenever the Title 11 Party or any of its successors or assigns provides to the other Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 13.6, the other Party shall have the right to perform the obligations of the Title 11 Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the other Party shall release the Title 11 Party from any such obligation or liability for failing to perform it.

     13.6.4. Additional Rights. All rights, powers and remedies of a Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against the Title 11 Party. A non-Title 11 Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The Parties agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of Title 11:
     (a) the right of access to any intellectual property (including all embodiments thereof) of the Title 11 Party, or any Third Party with whom the Title 11 Party contracts to perform an obligation of the Title 11 Party under this Agreement, and, in the case of the Third Party, which is necessary for the Research, Development, Manufacture and Commercialization of Products; and
     (b) the right to contract directly with any Third Party described in Section 2.3 to complete the contracted work.
     13.7. Provision for Certain Changes of Control.
     13.7.1 Change of Control Notice. A Party subject to a Change of Control shall provide, where possible, written notice to the other Party (the “Section 13.7 Party”) at least sixty (60) days prior to the Change of Control.
     13.7.2 *** Approximately 20 lines omitted ***
     13.7.3 Right to Terminate. This Agreement may be terminated effective immediately by written notice by either Party (the “Section 13.7 Terminating Party”) at any time within sixty (60) days after the Section 13.7 Terminating Party learns or is notified in writing of a Change of Control of the other Party, if, within such sixty (60) day period such other Party does not provide written confirmation reasonably satisfactory to the Section 13.7 Terminating Party to the effect that: (i) after such Change of Control, the Research Program and Development Program contemplated by this Agreement will have a priority which is equal to or greater than the priority that the Research Program and Development Program had in such other Party’s overall business organization prior to such Change in Control and (ii) such other Party will continue to meet its obligations under this Agreement           ***           . If applicable, in order to prevent the Section 13.7 Terminating Party from exercising its right of termination under this Section 13.7.3, the Party undergoing a Change of Control will, in addition to providing the written confirmation specified in the preceding sentence, *** Approximately 3 lines
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omitted ***. In the event of a termination pursuant to this Section, the effects of termination set forth in Section 13.2.2 shall apply.
     13.8. Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination, and the provisions of the last sentence of Section 4.1.2, Section 7.5, Article 9 and Article 13 shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination, including, without limitation, the obligation to distribute Pre-tax Profits for Product(s) sold before such termination.
14. PRODUCT LIABILIlTY, INDEMNIFICATION AND INSURANCE.
     14.1. Sharing of Product Liability Expenses. Except where proximately caused by the gross negligence or willful misconduct of a Party seeking reimbursement, the Parties shall *** Approximately 2 lines omitted *** arising out of or caused by (a) the Manufacture of a Product; (b) the death or bodily injury of any person on account of the use of a Product; and/or (c) any recall or withdrawal of a Product (collectively, “Product Liability Claims”).
     14.2. Indemnification by AHPC. AHPC will indemnify, defend and hold harmless ELAN, its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an “ELAN Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the ELAN Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:
     (a) any claims of any nature, other than Product Liability Claims or claims by Third Parties relating to patent infringement, arising out of the conduct of the Research Program and Development Program by, on behalf of, or under the authority of AHPC (other than by ELAN);
     (b) any AHPC representation or warranty set forth herein being untrue in any material respect when made; and/or
     (c) any Product Liability Claims proximately caused by the gross negligence or willful misconduct of AHPC;
except in each case, to the extent caused by the gross negligence or willful misconduct of ELAN or any ELAN Indemnified Party. Notwithstanding the foregoing, AHPC shall have no obligation
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to defend, indemnify or hold harmless any ELAN Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party patent.
     14.3. Indemnification by ELAN. ELAN will indemnify, defend and hold harmless AHPC, its Affiliates, sublicensees, distributors and each of its and their respective employees, officers, directors and agents (each, an “AHPC Indemnified Party”) from and against any and all Liabilities that the AHPC Indemnified Party may be required to pay to one or more Third Parties arising out of:
     (a) any claims of any nature, other than Product Liability Claims or claims by Third Parties relating to patent infringement, arising out of the conduct of the Research Program by, on behalf of, or under the authority of ELAN (other than by AHPC);
     (b) any ELAN representation or warranty set forth herein being untrue in any material respect when made; and/or
     (c) any Product Liability Claims proximately caused by the gross negligence or willful misconduct of ELAN;
except in each case, to the extent caused by the gross negligence or willful misconduct of AHPC or any AHPC Indemnified Party. Notwithstanding the foregoing, ELAN shall have no obligation to defend, indemnify or hold harmless any AHPC Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party patent.
     14.4. Procedure. Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 14, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified

Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims to which the indemnity relates that are the subject matter of such proceeding.
     14.5. Insurance. Each Party further agrees to use its reasonable efforts to obtain and maintain, during the term of this Agreement, Commercial General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 14.2 or 14.3, as applicable, or self-insurance, with limits of not less than *** Approximately 2 lines omitted *** .
15. EXCHANGE PRODUCT.
     15.1. Exchange Product Offerings. During the         ***          period following the         ***         , AHPC shall make up to         ***          offers (each, an “Exchange Product Offering”) to Elan for Elan to copromote, along with AHPC, an Exchange Product of AHPC’s sole choosing to a specialty (niche) market segment (i.e., to a particular class of target physicians other than general practitioners) in the United States. Each such Exchange Product Offering shall be presented to Elan by written notice, which notice shall specify the Exchange Product that is the subject of the Exchange Product Offering, the market segment within the United States that AHPC proposes Elan would market such Exchange Product to, if such Exchange Product has previously been sold in the United States by AHPC, United States sales data for such Exchange Product for the most recent calendar year, if such Exchange Product is currently marketed, and AHPC’s proposed financial terms for Elan’s copromotion of such Exchange Product. Within thirty (30) days of receiving such notice, Elan shall notify AHPC in writing as to whether or not it desires to negotiate a copromotion agreement for such Exchange Product. If Elan either fails to respond to such notice within such thirty (30) day period or notifies AHPC that it does not desire to negotiate a copromotion agreement for such Exchange Product Offering, Elan shall be deemed to have rejected such Exchange Product Offering, and AHPC thereafter shall be free to market the Product itself or pursuant to a copromotion agreement or other agreement with any Third Party. If Elan notifies AHPC that it desires to negotiate a copromotion agreement for such Exchange Product, the Parties shall promptly initiate good faith negotiations of such a copromotion agreement, provided, however, that if the Parties fail to enter into a copromotion agreement within three (3) months (unless extended at AHPC’s sole discretion) after AHPC’s receipt of such notice from Elan, Elan shall be deemed to have rejected such Exchange Product Offering and AHPC thereafter shall be free to market the Exchange Product itself or pursuant to a copromotion agreement or other agreement with any Third Party. If Elan has accepted an Exchange Product Offering and the Parties, in accordance with this Section 15.1 have
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negotiated and entered into a copromotion agreement for the Exchange Product that is the subject of the Exchange Product Offering, AHPC shall have no obligation to make any further Exchange Product Offerings to Elan. Likewise, if AHPC has made        ***          Exchange Product Offerings to Elan and Elan has rejected all        ***          of such Exchange Product Offerings, AHPC shall have no obligation to make any further Exchange Product Offerings to Elan.
16. ASSIGNMENTS; CHANGES OF CONTROL.
     16.1. Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, except as expressly set forth below in this Section16.1. Notwithstanding the foregoing, either Party may, without the written consent of the other Party, assign this Agreement and its rights and delegate its obligations hereunder to any of its Affiliates or to a Third Party in connection with the transfer or sale of all or substantially all of its business relating to the subject matter of this Agreement (provided that any such assignment to a Third Party shall be deemed a Change in Control of the assigning Party for purposes of Section 13.7).
          16.2 Anti-Takeover Covenant. From the Effective Date until the earlier of (a) *** Approximately 2 lines omitted ***, neither American Home Products Corporation (“American”) nor any of its subsidiaries (as defined in Rule 1-02(x) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will or will assist or encourage others to, directly or indirectly, without the prior approval of ELAN’s Board of Directors: (i) acquire or agree, offer, seek or propose to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any voting securities of ELAN or direct or indirect rights to acquire any voting securities of ELAN or any subsidiaries of ELAN or substantially all of the assets or businesses of ELAN; (ii) seek or propose to influence or control ELAN’s management or policies; or (iii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of ELAN.  *** Approximately 20 lines omitted ***         .
17. MISCELLANEOUS.
     17.1. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     17.2. Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or
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any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party. The nonperforming Party shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all reasonable efforts to resume performance of its obligations as soon as practicable, provided, however, that neither Party shall be required to settle any labor dispute or disturbance.
     17.3. Notices. All requests and notices required or permitted to be given to the Parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other Party, and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement:
All correspondence to AHPC shall be addressed as follows:
Wyeth-Ayerst Laboratories
555 East Lancaster Avenue
St. Davids, Pennsylvania 19087
Attn: Senior Vice President, Global Business Development
Fax: (610) 688-9498
with a copy to:
American Home Products Corporation
5 Giralda Farms
Madison, New Jersey 07940
Attn: Senior Vice President and General Counsel
Fax: (973) 660-7156
All correspondence to ELAN shall be addressed as follows:
Neuralab Limited
102 St. James Court
Flatts, Smiths, FL-04
Bermuda
Attn: President
Fax: (441) 292-2224
with a copy to:
Elan Corporation, plc
2 Lincoln House
Lincoln Place
Dublin, Ireland

Attn: Chief Executive Officer
Fax: 011-35-31-709-4810
and
Elan Pharmaceuticals, Inc.
800 Gateway Blvd.
South San Francisco, CA 94080
Attn: General Counsel
Fax: (650) 875-3620
     17.4. Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
     17.5. Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.
     17.6. Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law unless doing so would have the effect of materially altering the rights and obligations of the Parties in which event this Agreement shall terminate and all the rights and obligations granted to the Parties hereunder shall cease and be of no further force and effect.
     17.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.
     17.8. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, except matters of intellectual property law, which shall be governed by and interpreted in accordance with the national intellectual property laws relevant to the intellectual property in question, without regard to conflict of law principles thereof. Venue for any action brought under this Agreement shall lie exclusively in the United States of America and both Parties hereby consent to such venue.
     17.9. Entire Agreement of the Parties. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof.
     17.10. Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
     17.11. Debarment. Each Party agrees that it will not use, in any capacity, in connection with any of its obligations to be performed under the Research Program or the Development Program any individual who has been debarred under the FD&C Act or the Generic Drug Enforcement Act.
     17.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.
     17.13. NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 17.13 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.
          IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

AMERICAN HOME PRODUCTS CORPORATION		NEURALAB LIMITED

By:	/s/ Kenneth Martin	By:	/s/ Kevin Insley

	Name: Kenneth Martin		Name: Kevin Insley
	Title: Senior Vice President and Chief Financial Officer		Title: Vice President

GUARANTEE
          In consideration of AHPC entering into the foregoing Research, Development and Commercialization Agreement (the “Agreement”), Elan Corporation, plc, an Irish public limited company (“ELAN”) hereby irrevocably and unconditionally guarantees to AHPC as principal and not as surety the performance by Neuralab Limited (“NEURALAB “) and any Affiliate of ELAN or NEURALAB of all of NEURALAB’s obligations under the Agreement, including, without limitation, the obligation to make all payments to AHPC and grant all licenses to AHPC required under the Agreement.
          AHPC may enforce its rights under this Guarantee without first seeking to obtain performance from NEURALAB or exercising any other remedy or right that AHPC may have. If AHPC decides to proceed first to exercise any other remedy or right, or to proceed against another party, AHPC retains all of its rights under this Guarantee.
          ELAN hereby consents to the non-exclusive jurisdiction of the state and federal courts of New York with respect to any and all disputes, claims, actions or proceedings arising out of the execution, delivery or performance of this Guarantee and waives all rights it might otherwise have to object to venue before and the jurisdiction of such courts.
          This Guarantee shall survive the expiration or other termination of the Agreement and shall survive and apply regardless of any amendments, waivers, extensions, modifications or other changes in the obligations of NEURALAB under the Agreement.

ELAN CORPORATION, PLC

By	/s/ Seamus Mulligan

Seamus Mulligan

Its:	Executive Vice President, Corporate
Development

Date:	March 17, 2000

EXHIBIT 1.9
AHPC PATENT RIGHTS
          The following are those patent applications and patents Controlled by AHPC which AHPC, as of the Effective Date, has identified as potentially being useful in connection with the Research Program and the Development Program.
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EXHIBIT 1.29
CURRENT CLINICAL TRIALS
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EXHIBIT 1.41
ELAN-LILLY PATENT RIGHTS
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EXHIBIT 1.44
ELAN PATENT RIGHTS
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EXHIBIT 1.56
ELEMENTS OF FULLY-ABSORBED STANDARD COSTS
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EXHIBIT 4.1.1
R&D CANDIDATES
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EXHIBIT 4.2.2
ELEMENTS OF ANNUAL RESEARCH PLAN
AND ANNUAL DEVELOPMENT PLAN
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EXHIBIT 5.3
ADVERSE EVENT REPORTING PROCEDURES
          The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to any R&D Candidate or Product as clinically tested or marketed by or on behalf of either Party.
1. DEFINITIONS.
          1.1. Adverse Experience or Event (AE): An AE is defined as any untoward, undesired, or unplanned event in the form of signs, symptoms, disease, or laboratory or physiological observations occurring in a human being in a temporal relationship to use of a Product regardless of causal relationship. This includes:
•	any clinically significant worsening of a pre-existing condition;

•	an AE occurring from overdose (i.e., a dose higher than that prescribed by a health care professional for clinical reasons) of a Product, whether accidental or intentional;

•	an AE occurring from abuse (i.e., use for non-clinical reasons) of a Product;

•	an AE that has been associated with the discontinuation of the use of a Product;

•	any failure of expected pharmacological action (for spontaneous reports).
          If there is any doubt whether the information constitutes an AE, the information will be treated as an AE.
          1.2. Serious AE: A serious AE is defined as an AE occurring at any dose that: results in death; is life-threatening (see below); requires inpatient hospitalization or prolongation of an existing hospitalization; results in a persistent or significant disability or incapacity (see below); results in cancer; results in a congenital anomaly or birth defect. Additionally, important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious AE when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home; blood dyscrasias or convulsions that do not result in hospitalization; or the development of drug dependency or abuse.
          1.2.1. Life-threatening refers to immediate risk of death as the event occurred. A life-threatening experience does not include an experience that, had it occurred in a more severe form, might have caused death but as it actually occurred did not create an immediate risk of death. For example, hepatitis that resolved without evidence of hepatic failure would not be considered life-threatening even though hepatitis of a more severe nature can be fatal. Similarly, an allergic reaction resulting in angioedema of the face would not be life-threatening, even though angioedema of the larynx, allergic bronchospasm, or anaphylaxis can be fatal.
          1.2.2. Disability is defined as a substantial disruption in a person’s ability to conduct normal life functions.
          1.2.3. For studies, all pregnancies and all overdoses will be reported to GSSE in the same time frame as serious AEs.
          1.2.4. A serious AE obtained from tests in laboratory animals includes any experience suggesting a significant risk for human subjects, including any findings of mutagenicity, teratogenicity, or carcinogenicity.
          1.2.5. If there is any doubt whether the information constitutes a serious AE, the information will be treated as a serious AE.
          1.3. Non-Serious AE: is any AE which does not meet the criteria for a serious AE.
          1.4. Unexpected AE: An unexpected AE is one that is not listed in the current product labeling. The current product labeling is either the package insert (for marketed Products) or the current investigator’s brochure (for investigational Products). An unexpected AE includes any event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the labeled event because of greater severity or specificity. For example, hepatic necrosis would be unexpected (by virtue of greater severity) if the product labeling referred only to elevated hepatic enzymes or hepatitis. Similarly, cerebral thromboembolism and cerebral vasculitis would be unexpected (by virtue of greater specificity) if the labeling only listed cerebral vascular accidents.
          1.5. Product (Drug, Vaccine, Biological, Device)-Related: For the purposes of regulatory reporting for investigational products, an AE will be considered “product-related” (i.e., drug-related, vaccine-related, etc.) for studies if either the investigator, the Medical Monitor, the CR&D Clinical Project Team Medical Monitor (or designee), or the Local Monitor (if applicable) assesses the AE(s) as possibly, probably, or definitely related.
          1.6. An AE will be considered “not product-related” for studies if the investigator and the medical monitor(s) and the local monitor (if applicable) assess the AE(s) as probably not related or definitely not related, or “relationship remote.”
          1.7. Whenever the investigator’s or monitor’s assessment is unknown or unclear, the AE(s) will be treated as product-related for the purposes of reporting to regulatory authorities.
          1.8. Protocol-Related: AEs from studies that are not product-related may nevertheless be considered by the investigator or the medical monitor(s) or the local monitor (if applicable) to be protocol-related. For purposes of reporting to GSSE and regulatory authorities, these will be reported in the same manner as product-related events.

          1.9. BLA Holder is defined as: An “Applicant” as defined in 21 C.F.R. Section 3 14.3(b), for regulatory approval of a Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.
          1.10. IND Holder is defined as: A “Sponsor” as defined in 21 C.F.R. Section 312.3(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.
          1.11. Capitalized terms not defined in this Exhibit shall have the meaning assigned thereto in the Agreement.
With respect to any R&D Candidate or Product, the Parties agree as follows:
     a. All initial reports and any follow-up information (oral or written) for any and all Serious AEs as defined above, (other than with respect to animal studies) which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the BLA Holder, IND Holder (individually and collectively referred to as “Holders”) within forty-eight (48) hours of receipt of the information. Written confirmation of the Serious AE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty-eight (48) hours of initial report of the Serious AE by such Party.
     b. Both Parties shall exchange Medwatch and/or CIOMs forms and other health authority reports within forty-eight (48) hours of submission to any Regulatory Authority.
     c. All initial reports and follow-up information received for all Non-Serious AEs for marketed Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party within the required time frame to meet the regulatory obligations of either Party, on Medwatch or CIOMs forms (where possible).
     d. Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious and/or Non-Serious AEs, provided, however, that neither Party shall be obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of AEs.
2. THE PARTIES FURTHER AGREE THAT:
     a. A written report be forwarded to the other Party within forty-eight (48) hours of receipt by the Party making the report, for AEs for animal studies which suggest a potential significant risk for humans;
     b. Each Party will give the other Party a report via a print-out or computer disk of all AEs reported to it and its Affiliates relating to any R&D Candidate or Product within the last year, within thirty (30) days of receipt of a request from the other Party but not more often than four (4) times a year;
     c. If either Party wishes access to AE Reports of the other Party relating to an R&D Candidate or Product, upon request of that Party, the other Party shall make available its AE records relating to the Product or Substance (including computer files) for viewing and copying by the other Party. The Parties may discuss the transfer of AE Reports by computer disk.
     d. Disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market an R&D Candidate or Product.
3.	Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing the R&D Candidate or product pursuant to the Agreement and/or performing clinical trials with respect to the R&D Candidate or Product:
     a. Upon the Effective Date, each Party shall identify individuals who shall be responsible for identifying all AE reporting requirements in all countries of the world as set forth in the Agreement, and any amendments thereto;
     b. To immediately consult with the other Party, with respect to the investigation and handling of any Serious AE disclosed to it by the other Party or by a third Party and to allow the other Party to review the Serious AE and to participate in the follow-up investigation;
     c. To immediately advise the other Party of any R&D Candidate and/or Product safety communication received from a health authority and consult with the other Party with respect to any Product and/or Substance warning, labeling change or change to an investigator’s brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;
     d. To diligently handle in a timely manner the follow-up investigation and resolution of each AE reported to it;
     e. To provide the other Party mutually agreed upon audit rights of its AE reporting system and documentation as related to any R&D Candidate and/or Product, upon prior notice, during normal business hours, at the expense of the auditing Party and under the confidentiality obligations set forth in the Agreement;
     f. To meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Exhibit 5.3, including identification of those individuals in each Party’s Drug Safety group who will be responsible for reporting to and receiving AE information from the other Party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

     g. Where possible, to transmit all data electronically;
     h. To report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;
     i. To utilize English as the language of communication and data exchange between the Parties;
     j. To develop a system of exchange of documents and information if the Agreement involves more than two Parties;
     k. To work together to develop an electronic system to transmit AE data.
4.	The Parties shall meet within ninety (90) days after the Effective Date of the Agreement to review this Exhibit and, if necessary, make modifications hereto, (which modifications need only be approved by each Party’s head of regulatory affairs) or to establish a separate agreement for adverse event exchange which will supersede this Exhibit.

EXHIBIT 10.2(a)
CERTAIN ELAN PATENT RIGHTS
*** Approximately 30 lines omitted ***
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EXHIBIT 10.2(b)
GOVERNMENT FUNDING — ELAN PATENT RIGHTS
*** Approximately 18 lines omitted ***
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EXHIBIT 10.3(a)
CERTAIN AHPC PATENT RIGHTS
*** Approximately 35 lines omitted ***
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

EXHIBIT 10.3(b)
GOVERNMENT FUNDING — AHPC PATENT RIGHTS
          The AHPC Patent Rights listed below were developed, at least in part, under a government funding agreement.
          *** Approximately 17 lines omitted ***
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AMENDMENT NO. 1
to
RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This is Amendment No. 1, dated as of April 4, 2000 (“Amendment No. 1”), to the Research, Development and Commercialization Agreement dated as of March 17, 2000 (the “Agreement”) by and among American Home Products Corporation, a Delaware corporation, together with its Affiliates, acting through its Wyeth-Ayerst Laboratories Division (collectively, “AHPC”) and Neuralab Limited, a Bermuda private limited company (“Neuralab”).
INTRODUCTION
The Parties have determined that it is in their mutual best interests to amend the Agreement in the manner set forth below.
Accordingly, in accordance with Section 17.4 of the Agreement, the Parties agree to amend the Agreement as follows:
     1. Use of Terms. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.
     2. Section 10.2. Section 10.2 of the Agreement is hereby amended by deleting the word “and” at the end of subsection (f) thereof and by inserting the following new subsections (h) and (i) immediately after subsection (g) thereof:
“(h)	Neither ELAN nor any of its employees or agents has at any time made any misrepresentation, omitted to make any disclosure, or concealed any information relating to Betabloc or to any Invention, which misrepresentation, omission or concealment supports a finding of fraud by the trier of fact in the ELAN/Lilly Litigation; and

(i)	ELAN is not aware of any information in the possession of Lilly that could provide material support for any claim by Lilly to any right, title or interest in or to Betabloc or in or to any Invention disputed in the ELAN/Lilly Litigation.”
     Section 10.2 of the Agreement is hereby further amended by deleting the final sentence thereof in its entirety and inserting the following sentence in its place:
“The outcome of the ELAN/Lilly Litigation shall not be determinative as to the absence or presence of a breach of the foregoing representations and warranties in Sections 10.1 and 10.2; provided, however, that any unappealed or unappealable final decision by a court of competent jurisdiction based upon a record containing an explicit finding by the court or jury of facts sufficient to establish the presence of a breach of the representations and warranties set forth in Section 10.2(h) shall be determinative of the presence of such breach unless the parties to the ELAN/Lilly Litigation have entered into a settlement agreement that (x)

compromises any appeal of such decision, (y)     ***      and (z) results in the termination of the ELAN/Lilly Litigation (including any appeal therein).”
     3. *** Approximately 4 lines omitted ***
     4. *** Approximately 3 lines omitted ***
     5. *** Approximately 19 lines omitted ***
     6. Section 13.4. Section 13.4 of the Agreement is hereby amended by deleting Section 13.4 in its entirety and by substituting the following in its place:
     “13.4 Section 13.4. Reserved.”
     7. Section 17.9. Section 17.9 of the Agreement is hereby amended by deleting Section 17.9 in its entirety and by substituting the following in its place:
“17.9	Entire Agreement of the Parties. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and, except for the Joint Defense Letter dated as of January 21, 2000 by and between American Home Products Corporation and Elan Pharmaceuticals, Inc., cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof.”
     8. General. In all other respects, the Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date set forth above.
AMERICAN HOME PRODUCTS CORPORATION
By: /s/ Louis Hoynes
Title: Senior Vice President and General Counsel
NEURALAB LIMITED
By: /s/ Kevin Insley
Title: Vice President
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

GUARANTEE
The undersigned, an Irish public limited company, hereby guarantees the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the foregoing Amendment No. 1 to the same extent and in the same manner as the undersigned guaranteed the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the Agreement, as set forth in the Guarantee dated March 17, 2000 executed by the undersigned in connection with the Agreement.

ELAN CORPORATION, plc

By:	/s/ Seamus Mulligan

Title:	Executive Vice President

AMENDMENT NO. 2
to
RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
     This Amendment (“Amendment No. 2”), dated as of April 4, 2002 (“the Amendment Effective Date”), to the Research, Development and Commercialization Agreement dated as of March 17, 2000 (as previously amended, the “Agreement”) is entered into by and among Wyeth (formerly known as “American Home Products Corporation”), a Delaware corporation, together with its Affiliates, acting through its Wyeth Pharmaceuticals Division (formerly known as its “Wyeth-Ayerst Laboratories Division”) (collectively, “Wyeth”) and Neuralab Limited, a Bermuda private limited company (“Neuralab”). Wyeth and Neuralab may each be referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, on November 16, 2000, Wyeth, Neuralab and Elan Pharmaceuticals, Inc. (together, with Neuralab, “Elan”) entered into a letter agreement (the “Consent Letter”) pursuant to which Wyeth provided its consent for Elan to enter into a Settlement Agreement and Release (the “Settlement Agreement”) with Eli Lilly and Company (“Lilly”), to settle the ELAN/Lilly Litigation;
     WHEREAS, pursuant to the Consent Letter, Wyeth’s provision of such consent was conditioned upon the Parties amending the Agreement to address (i) the responsibilities of the Parties for           ***           under the Settlement Agreement, (ii) the mechanisms for           ***           and (iii) adjustments to certain payments to be made by Wyeth to Neuralab under the Agreement;
     WHEREAS, Elan has entered into the Settlement Agreement with Lilly and the Parties now desire to enter into this Amendment No. 2 to satisfy the above stated condition of the Consent Letter; and
     WHEREAS, the Parties had a dispute as to whether the first payment set forth in Section 7.2.1 of the Agreement had become due and now also wish to amend the Agreement in settlement of such dispute.
     NOW THEREFORE, in consideration of the foregoing premises, the following mutual promises and covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	Due to the change of the name of Wyeth, which name change became effective on March 11, 2002, the name “Wyeth” is hereby substituted for the name “American Home Products Corporation” or “AHPC” each time it appears in the Agreement
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and the name “Wyeth Pharmaceuticals” is hereby substituted for the name “Wyeth-Ayerst Laboratories” each time it appears in the Agreement.
3.	Section 1.47 of the Agreement is hereby amended by deleting Section 1.47 in its entirety and replacing it with the following:
“1.47	“ELAN Share of Pro-Forma Net Profit”. ELAN Share of Pro-Forma Net Profit shall mean, on a Product-by-Product and country by country basis and subject to upward or downward adjustment as set forth in Article 11, *** of the Pro-Forma Net Profit obtained from such Product in such country.”
4.	As, under the Settlement Agreement, *** Approximately 3 lines omitted *** , the Parties agree that Section *** of the Agreement became applicable as of the date of the Settlement Agreement, and hereby agree, that, notwithstanding any provision to the contrary in Section *** or any other provision of the Agreement, the application of Section *** shall have the following effects on the Agreement:
(a)	Under Section *** Approximately 11 lines omitted *** .

(b)	As the *** Approximately 18 lines omitted *** of the Agreement.

(c)	As the *** Approximately 4 lines omitted *** , such that
(i)	pursuant to Section *** Approximately 4 lines omitted *** ; and

(ii)	pursuant to Section *** Approximately 20 lines omitted *** of the Agreement.
5.	The Parties agree that, as of the Amendment Effective Date, no event that would trigger a payment under Section 7.2.1 of the Agreement has occurred. In settlement of the dispute between the Parties as to whether any such event has occurred the Parties hereby agree that the payment to be made within thirty (30) days after *** Approximately 4 lines omitted *** . Additionally, the Parties hereby agree to amend Section 7.2.1 of the Agreement by adding the following additional payment events to Section 7.2.1 of the Agreement:

Event	Additional Payment
*** Approximately 7 lines omitted ***	***
*** Approximately 3 lines omitted ***	***
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provided, however, that (i) such additional payments will only be made if, prior to the corresponding triggering event, *** such that the first payment required under Section 7.2.1, as amended hereby, has become due and (ii) if either of such additional payments are made, *** Approximately 3 lines omitted *** . It is understood and agreed that the amounts set forth in the table above reflect the adjustments made pursuant to Section 3(c) of this Amendment No. 2.

6.	For the sake of clarity, the payments to be made under Sections 7.2 and 7.3 of the Agreement, as reduced and otherwise modified by this Amendment No. 2, are set forth in Exhibit A attached hereto and Sections 7.2 and 7.3 of the Agreement are hereby replaced by the Sections 7.2 and 7.3 set forth in Exhibit A attached hereto.

7.	In all other respects, the Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date set forth above.

WYETH

By:	/s/ Jeffrey S. Sherman

Title:	Vice President

NEURALAB LIMITED

By:	/s/ Kevin Insley

Title:	Vice President
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

GUARANTEE
The undersigned, an Irish public limited company, hereby guarantees the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the foregoing Amendment No. 2 to the same extent and in the same manner as the undersigned guaranteed the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the Agreement, as set forth in the Guarantee dated March 17, 2000 executed by the undersigned in connection with the Agreement.

ELAN CORPORATION, plc

By:	/s/ Seamus Mulligan

Title:	Executive Vice President

EXHIBIT A
     The amounts payable under Sections 7.2 and 7.3 of the Agreement, as adjusted in accordance with Section 11.4 of the Agreement as implemented by this Amendment shall be as follows:
7.2	Additional Payments.
7.2.1	One-Time Payments.
(a)	In consideration of NEURALAB’s contributions to the Research Program and the Development Program, subject to Article 11, Wyeth shall pay to NEURALAB the following additional Research and Development expense reimbursement payments, each such payment being due and payable one time only and within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 15 lines omitted ***	*** Approximately 5 lines omitted ***
(b)	Additionally, in the event that *** Approximately 3 lines omitted ***, Wyeth also shall pay to NEURALAB the following additional Research and Development expense reimbursement payments, each such payment being due and payable one time only and within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 10 lines omitted ***	*** Approximately 2 lines omitted ***
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ASTERISKS (*) DENOTE SUCH OMISSIONS.
Exhibit A — Page 1 of 3

provided, however, that if either of such additional payments are made, they shall each be *** Approximately 3 lines omitted *** .

(c)	For the sake of clarity, in no event shall the total amount paid to NEURALAB as a result of the first event listed in Section 7.2.1(a) and the events listed in Section 7.2.1(b) exceed *** .
7.2.2	Pre-Approval Payments. In consideration of NEURALAB contributions to the Research Program and the Development Program, subject to Article 11, Wyeth shall pay to NEURALAB the following additional Research and Development expense reimbursement payments, each such payment being due and payable within thirty (30) days after the occurrence of the corresponding event:

Event	Additional Payment
*** Approximately 23 lines omitted ***	*** Approximately 13 lines omitted ***
7.2.3	Approval Payments. Subject to Article 11, Wyeth shall pay to NEURALAB the following payments based on specific approvals set forth below. These payments are for past Research and Development efforts. Each such payment shall be due and payable within thirty (30) days after the occurrence of the corresponding event:
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Exhibit A — Page 2 of 3

Event	Additional Payment
*** Approximately 23 lines omitted ***	*** *** Approximately 12 lines omitted ***
7.2.4	Additional Products. Subject to Article 11, each of the additional payments set forth in this Section 7.2 are payable only once with respect to any Product and shall be non-refundable and non-creditable. Notwithstanding the immediately preceding sentence, subject to Article 11, additional payments equal to *** of the payment indicated above in Section 7.2.2 and 7.2.3 shall be payable for up to *** R&D Candidates or Products, as applicable, with respect to which each event set forth above occurs; provided that such additional payments shall only be payable if subsequent occurrences of any event result from R&D Candidates or Products, as applicable, that *** Approximately 10 lines omitted *** .
7.3	Sales Bonus. Subject to Article 11, Wyeth shall pay to NEURALAB a one-time sales bonus payment in the amount of *** within thirty (30) days after the first occasion on which aggregate world-wide Net Sales of a Product or Products under this Agreement, *** Approximately 2 lines omitted *** .
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ASTERISKS (*) DENOTE SUCH OMISSIONS.
Exhibit A — Page 3 of 3

AMENDMENT NO. 3
to
RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
     This Amendment (“Amendment No. 3”), dated as of May 1, 2005 (“the Amendment Effective Date”), to the Research, Development and Commercialization Agreement dated as of March 17, 2000 (as previously amended, the “Agreement”) is entered into by and among Wyeth (formerly known as “American Home Products Corporation”), a Delaware corporation, together with its Affiliates, acting through its Wyeth Pharmaceuticals Division (formerly known as its “Wyeth-Ayerst Laboratories Division”) (collectively, “Wyeth”) and Neuralab Limited, a Bermuda private limited company (“Neuralab”). Wyeth and Neuralab may each be referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, under the Agreement the Parties have been conducting a Research Program and the Initial Term of such Research Program expires on           ***            unless extended by the Parties; and
     WHEREAS, the Parties now desire to extend the Initial Research Term under the Agreement.
     NOW THEREFORE, in consideration of the foregoing premises, the following mutual promises and covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	The Parties hereby agree to extend the Initial Research Term under the Agreement by a period of *** such that the Research Term now will expire on *** , unless further extended pursuant to the provisions of Section 4.1.2.

3.	In all other respects, the Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date set forth above.

WYETH		NEURALAB LIMITED

By:	/s/ Mark L. Lee	By:	/s/ Kevin Insley

Name:	Mark L. Lee	Name:	Kevin Insley
Title:	Sr. VP. Business Devp.	Title:	President
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GUARANTEE
The undersigned, an Irish public limited company, hereby guarantees the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the foregoing Amendment No. 3 to the same extent and in the same manner as the undersigned guaranteed the performance of Neuralab and any Affiliate of Neuralab of all of Neuralab’s obligations under the Agreement, as set forth in the Guarantee dated March 17, 2000 executed by the undersigned in connection with the Agreement.

ELAN CORPORATION, plc

By:	/s/ William Daniel

Title:	EVP, Company Secretary

AMENDMENT NO. 4
to
RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
     This Amendment (“Amendment No. 4”), dated as of May 1, 2007 (“the Amendment Effective Date”), to the Research, Development and Commercialization Agreement dated as of March 17, 2000 (as previously amended, the “Agreement”) is entered into by and among Wyeth (formerly known as “American Home Products Corporation”), a Delaware corporation, together with its Affiliates, acting through its Wyeth Pharmaceuticals Division (formerly known as its “Wyeth-Ayerst Laboratories Division”) (collectively, “Wyeth”) and Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Monnksland, Athlone, County Westmeath, Ireland (“EPIL”), successor in interest to Neuralab Limited. Wyeth and EPIL may each be referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, under the Agreement the Parties have been conducting a Research Program and the Term of such Research Program as extended by Amendment No. 3 expires on           ***            unless extended by the Parties; and
     WHEREAS, the Parties now desire to further extend the Research Term under the Agreement.
     NOW THEREFORE, in consideration of the foregoing premises, the following mutual promises and covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	The Parties hereby agree to further extend the Research Term under the Agreement by a period of *** such that the Research Term now will expire on *** , unless further extended pursuant to the provisions of Section 4.1.2.

3.	In all other respects, the Agreement is hereby ratified and confirmed.
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ASTERISKS (*) DENOTE SUCH OMISSIONS.

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 as of the date set forth above.

WYETH		ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Robert J. Smith	By:	/s/ Shane Cooke

Name:	Robert J. Smith	Name:	Shane Cooke
Title:	Senior Vice President	Title:	CFO, Director
Global Licensing

		By:	/s/ William Daniel

		Name:	William Daniel
		Title:	Director

GUARANTEE
The undersigned, an Irish public limited company, hereby guarantees the performance of EPIL and any Affiliate of EPIL of all of EPIL’s obligations under the foregoing Amendment No. 4 to the same extent and in the same manner as the undersigned guaranteed the performance of EPIL and any Affiliate of EPIL of all of EPIL’s obligations under the Agreement, as set forth in the Guarantee dated March 17, 2000 executed by the undersigned in connection with the Agreement.

ELAN CORPORATION, plc

By:	/s/ William Daniel

Name:	William Daniel

Title:	EVP & Company Secretary